Exhibit 4.20

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CONTRACT Between

INMARSAT GLOBAL LIMITED

And

LOCKHEED MARTIN INTEGRATED SYSTEMS & SOLUTIONS

FOR

GLOBALIZED VOICE SERVICE INFRASTRUCTURE AND TECHNOLOGY

Contract No. 06-4318

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TABLE OF CONTENTS

Exhibits
Exhibit A	Statement of Work

Exhibit B	System Requirements Specification

Exhibit C	Party’s Copyrighted Materials and Licenses

Exhibit D	Foreground

Exhibit E	Payment Plan

Exhibit F	Key Personnel

Exhibit G	Liquidated Damages

Exhibit H	Schedule for Termination for Convenience

Exhibit I	Options

Exhibit J:	Background Intellectual Property

Exhibit K	License Agreement signed on 7 August 2006.

Exhibit L:	Inmarsat Provided Technical Documents

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Preamble

THIS CONTRACT, made as of the 22nd day of December 2006 by and between Inmarsat Global Limited (hereinafter called “Inmarsat”), a company organized and existing under the laws of England and Wales and having its registered office at 99 City Road, London EC1Y 1AX, England and Lockheed Martin Corporation, a corporation organized and existing under the laws of the State of Maryland, acting through its Integrated Systems & Solution business unit (hereinafter called “Contractor”) and having a place of business at 230 Mall Blvd., King of Prussia, PA., 19406 U.S.A.

(Inmarsat and Contractor hereinafter may also be referred to individually as “Party” and collectively as “Parties”)

WITNESSES THAT:

A    Contractor is, among other things, an expert at design, development, configuration, integration and maintenance of global telecommunications systems and equipment.

B    Inmarsat operates a constellation of geostationary satellites that extend mobile phone, fax and data communications to nearly every part of the world through the services it offers to end users through its established chain of distribution partners and satellite communications service providers.

C    Inmarsat has an arrangement with PT Asia Cellular Satellite to provide handheld circuit switched satellite services in the Asian region which Inmarsat intends to develop and evolve into improved global voice services.

D    Inmarsat wishes to contract with Contractor, and Contractor wishes to contract with Inmarsat, for the provision of equipment, software, services and other deliverables necessary for the provision of a multi-site inter-working network capable of distributing such improved circuit switched telecommunications services utilizing the Inmarsat Satellite System which together with any other satellite services Inmarsat may choose to run over such network using the Inmarsat Satellite System shall be referred to as the “Purpose”).

E    Contractor wishes to be responsible for the provision of a core module design for a handset for the purposes of inter-working with the Globalized Voice circuit switched voice services network, and ensuring that such core module is made available for development and manufacture into a commercial handset at a rate of UD$**** for each unit of the Core Module sold. Inmarsat shall be responsible for the cost associated with the development of the core module via a contract with Contractor, whilst jointly with Contractor, specifying features of such core module and selecting a core module outsource design manufacturer. Contractor shall be responsible for managing the contract for development of such core module with the selected manufacturer.

F    Contractor desires to be responsible for the customization of the Mobile

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Switching Center (MSC) for the Globalized Voice network and for the upgrade and subsequent warranty and maintenance (should this option be invoked) of two BGAN Gateway MSCs to support the Globalized Voice service and will place contracts with its suppliers to ensure the same is inline with the overall schedule requirements of this Contract an additional MSC shall be supplied directly under a separate contract between third parties. Contractor’s responsibility for this additional MSC shall be limited to the integration and end to end testing of this MSC to an NCC-Gateway.

G    Contractor desires to construct a reference test bed consisting of representative equipment permitting the test, prototyping and validation of the Globalized Voice System infrastructure.

H    Contractor has granted a license to Inmarsat to use its respective Intellectual Property Rights in the ACeS System Air Interface as defined in Exhibit K, License Agreement, Section 1.0, Definitions on an interim network under the terms and conditions set forth in the License Agreement signed by the Parties on or about 7 August 2006. The License Agreement is hereby incorporated by reference into this Contract as Exhibit K.

The Parties now desire to formalize the foregoing as set forth herein

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the Parties hereby agree as follows:

Article 1. Definitions

A.	In this Contract and its Exhibits, unless otherwise specifically defined within the context of individual Articles, the following terms shall have the meanings stated hereunder:

Acceptance Criteria – Means those acceptance criteria defined in Exhibit A hereto or as maybe required in accordance with the Acceptance Test Plan, or any other Deliverable Documentation.

Acceptance Test – Means the tests performed in accordance with and as set forth in the Factory and Site Acceptance Test Plans, Table 5, Deliverable Documentation, Exhibit A, Statement of Work.

Acceptance Test Plan – Contractor supplied (and Inmarsat approved) document suite provided by PDR which defines acceptance criteria for deliverable items (based on SOW and SRS), describes the end-to-end acceptance test campaign, incorporates the requirements verification traceability matrix and details individual acceptance test plans for FAT and SAT.

Background Intellectual Property or “BIP” – Means Intellectual Property Rights that are not Foreground Intellectual Property and owned or controlled by a Party

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prior to this Agreement, or developed contemporaneously by or on behalf of the a Party with this Agreement, but not in performance of or in connection with this Agreement.

Contract – This Contract, including any amendments thereto, and the Exhibits attached to and incorporated into it.

Core Module – Means a hardware module supporting physical layer and protocol software of a GMR-2+ User Terminal which is suitable for commercial production.

Deliverable Documentation – The written documents, (including those in magnetic media format), to be supplied by Contractor to Inmarsat as set forth in Article 5 (Delivery) and the Deliverable Documentation set forth in Tables 4 and 5, Section 9 – Documentation, Exhibit A—Statement of Work.

Derivative Intellectual Property or “DIP” – Means any update, upgrade, revision, enhancement or new version of underlying BIP.

Effective Date of Contract or EDC The Effective date of Contract shall be the date that upon which both Parties sign the Contract.

Factory Acceptance Test – Means those activities associated with the verification of functional and performance requirements in the Contractor’s factory in accordance with Section 5.1.6 of Exhibit A entitled Statement of Work.

Final Acceptance – Means that point in time when Inmarsat issues the Certificate of Site Acceptance for installation, test and checkout of the last NCC-Gateway installed under this Contract.

Foreground Intellectual Property or “FIP” – Means any new Intellectual Property Rights that arises or is obtained from or is developed by or on behalf of one or both Parties during, and as a result of or in connection with, the performance of this Agreement.

Globalized Voice System – An integrated mobile satellite communications system consisting of the elements described in Exhibit A entitled Statement of Work and Exhibit B entitled System Requirement Definition to this Contract

GMR-2+ – Means the updated GMR2 Standard that incorporates the requirements set forth in Exhibit B, System Requirements Specifications of this Contract.

Inmarsat Furnished Equipment/Inmarsat Furnished Facility/Inmarsat Furnished Information (IFE/IFF/IFI) – The equipment, facility(s), and information provided by Inmarsat in accordance with Article 25 (Inmarsat’s Responsibilities) and, at the locations where the Products/Services are to be delivered.

Intellectual Property Right – Means rights in all technologies, technical and other specifications, technical designs or solutions, drawings, circuit diagrams, descriptions, methods, formulae, test specifications, test procedures, test methods and results, software, database rights, trade secrets, know-how, inventions, patents,

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copyrights, confidential information, mask works rights, registered and unregistered design rights, utility models and any other intellectual property rights, in each case whether registered or unregistered.

Jointly Developed Foreground Intellectual Property or “JDFIP” – Means FIP developed by both Parties whereby each Party made a material contribution to the creation or development thereof. “Material” in this context shall mean a contribution that enhances the value of the Intellectual Property Rights and is not trivial.

MSC – Means a GSM mobile switching centre incorporating required modifications for GMR-2+ operation.

NCC-Gateway (NCC-GW) – Means the Contractor delivered hardware, software, firmware and services consisting of channel equipment supporting both traffic and signaling functions, gateway station controller providing resource allocation and network control, media gateway interfacing MSC to GSC, IF converters for interfacing to the Inmarsat furnished Antenna/RF subsystem, training and installation (including end-to-end integration of the Antenna/RF subsystem, UTTP and MSC/VLR to the NCC-Gateway

Pre-Shipment Review – Means a review prior to the shipment of NCC-Gateway equipment to check whether the equipment is complete and ready for shipment to its designated site as further detailed in Exhibit A, Statement of Work.

Price – Means the total firm fixed price payable by Inmarsat hereunder in accordance with Article 3 Table 1. This Price excludes other taxes, duties, and similar liabilities in accordance with Article 4, Prices and Duties.

Proprietary or Confidential Information – Means information that the discloser desires to protect from unauthorized disclosure because it can provide the owner with a business, technological, or economic advantage over its competitors, or which, if known or used by an unauthorized person or entity, might be detrimental to the owner's interests. Proprietary or Confidential Information under this Contract shall include at least existing and contemplated business, marketing and financial business information such as business plans and methods, marketing information, cost estimates, forecasts, financial data, cost or pricing data, bid and proposal information, customer identification, sources of supply, contemplated product lines, proposed business alliances, information about customers and competitors, existing and contemplated technical information and documentation pertaining to technology, know how, equipment, machines, devices and systems, computer hardware and software, compositions, formulas, products, processes, methods, designs, specifications, mask works, testing or evaluation procedures, manufacturing processes, production techniques, research and development activities, inventions, discoveries, and improvements, and human resources and personnel information.

Reference Test Bed Switch – Functionally representative equipment equivalent in behaviour to customised Inmarsat switches as further defined in Section 2.12.13 in Exhibit A.

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Site Acceptance Test – Means those activities associated with the verification of functional and performance requirements at the NCC-Gateway Sites in accordance with Section 5.1.7 of Exhibit A entitled Statement of Work.

Use – Under the terms for a license, means, unless specifically provided for elsewhere, a right to operate and maintain for the Purpose of this Contract only.

User Terminal Test Prototype (UTTP) – Means a hardware module with representative physical layer and protocol behaviour of a User Terminal incorporating a GMR-2+ software stack and L-Band RF interface supporting diagnostic and control test harness for the purposes of end-to-end integration, verification and acceptance of the Globalized Voice System. The hardware and software of said UTTP shall be based on the Core Module to be developed jointly by the Parties under a separate contract to this Contract which is to be agreed, or a suitably equivalent hardware platform.

UT/User Terminal – Means an end-user L-band mobile satellite communications device supporting voice/data communications by means of the GMR-2+ air interface.

B.	In this Contract, unless the context requires otherwise, a reference to a “month” is to a Gregorian calendar month. For the purposes of calculating a period of months “before” or “after” a certain date or event, the period will be calculated to the corresponding day of the relevant month, provided however, if there is no corresponding day, then to the last day of the relevant month.

Article 2. Scope of Work

A.	Contractor shall provide engineering, manufacturing facilities, equipment, labor material, training, and support, activities, licenses and assistance (the Work)] required to deliver to Inmarsat the NCC-GW, UTTP and Data and Deliverable Documentation set forth in Exhibit A, Statement of Work.

B.	In the event of any ambiguity or inconsistency among or between certain parts of this Contract, such ambiguity or inconsistency shall be resolved by observing the order of precedence set forth below:

• These Contract Articles	This document

Statement of Work	Exhibit A
• System Requirements Specification	Exhibit B
• Party’s Copyrighted Materials and Licenses	Exhibit C

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• Inmarsat Provided Technical Documents	Exhibit L
• Options	Exhibit I
• Payment Plan	Exhibit E
• Foreground	Exhibit D
• Key Personnel	Exhibit F
Liquidated Damages	Exhibit G
Schedule for Termination for Convenience	Exhibit H
Background Intellectual Property	Exhibit J
License Agreement signed on 7 August 2006	Exhibit K

Article 3. Contract Price

A.	Prices for the NCC-Gateway, and Data and Documentation delivered to Inmarsat under this Contract are specified below, subject to adjustment from time to time in accordance with applicable terms of this Contract. These prices are quoted Ex Works Incoterms 2000. Unless directed otherwise, Contractor shall prepare all material for shipment in accordance with Contractor’s standard commercial packaging and shipping practices.

Additional responsibilities of the Parties, permits, licenses, taxes and duties are set forth in Article 4 (Taxes and Duties) and Article 16 (Permits and Licenses).

Item	Quantity	Description	Price
1.	1 Lot	Globalized Voice Service – Infrastructure and Technology defined in Exhibit A (Statement of Work)
		Fucino, Italy Site Including Installation, Test and Checkout plus 1 Lot Spares	U.S.$****
		Hawaii, USA Site Including Installation, Test and Checkout plus 1 Lot Spares	U.S.$****
		Subic Bay, Philippines Site Including Installation, Test and Checkout plus 1 Lot Spares	U.S.$****
		Engineering Services	U.S.$****
		CONTRACT PRICE	U.S.$****

Table 1 – Contract Price

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Article 4. Taxes and Duties

A.	Price is exclusive of US sales tax due on delivery of the Work, of all customs duties, non US sales tax and sales taxes as applicable, which will be included and itemized in the invoice at the local rates applicable or will be self assessed by Inmarsat, or one of its operating subsidiaries or branches, as a locally registered entity. If applicable UK VAT shall also be included in the invoice at the appropriate percentage rate expressed in the amount of the subject invoice.

B.	Inmarsat shall be responsible for all taxes, duties and similar liabilities, which may become due by reason of the supply of any Inmarsat equipment or other Inmarsat property to the Contractor. The Contractor shall provide all reasonable assistance to Inmarsat in connection with the import of the Inmarsat equipment as required, to maximize the probability that the duration of customs clearance for any Inmarsat equipment will not exceed seven (7) working days from arrival of such equipment at the port of entry.

C.	With the exception of those taxes and duties listed in paragraph A above, the Contractor shall be responsible for, and shall hold Inmarsat harmless from, all taxes, duties, and similar liabilities which may arise under any present or future national, federal, state, or local laws, and which become due by reason of the performance of the Work under this Contract or any Sub-Contract hereunder, and shall comply with any requirements of such laws as may be necessary to perform this Contract.

Article 5. Delivery

A.	The NCC-Gateway and related services to be provided by Contractor under this Contract shall be delivered in accordance with the schedule set forth in the Integrated Master Schedule set forth in Attachment A of Exhibit A, Statement of Work. Time is of the essence.

Item	Description	Delivery

1.	Fucino, Italy Site Subic Bay, Philippines Site Hawaii, USA Site	EDC + **** Months EDC + **** Months EDC + **** Months

2.	Data and Documentation	In accordance Exhibit A Statement of Work, Section 9, Tables 4 and 5, Deliverable Documentation

B.	Delivery of the NCC-Gateway for each facility site shall be Ex Works, Incoterms 2000.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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C.	Deliverable Documentation provided by Contractor under this Contract shall be delivered by Contractor at its expense and in the manner set forth in Section 9 of Exhibit A – Statement of Work.

D.	Prior to Delivery of an NCC-Gateway, Contractor shall conduct a Pre-Shipment Review for which Inmarsat shall be invited to witness. Contractor shall provide notice to Inmarsat of said Pre-Shipment Review seven (7) days in advance of the date on which the Pre-Shipment Review is scheduled to be held. Should Inmarsat elect not to attend, Contractor shall proceed with the Pre-Shipment Review and prepare to ready NCC-Gateway for delivery.

Article 6. Payment

A.	The Price stipulated in Article 3 (Contract Price) shall be paid by Inmarsat to Contractor in accordance with the milestone payment schedule and amounts set forth in Exhibit E, Payment Plan. All amounts due to Contractor shall be paid by Inmarsat in United States Dollars.

B.	Inmarsat shall make all payments set forth in the payment schedule via wire transfer to an account to be provided by Contractor within thirty (30) days of a properly submitted invoice and required supporting documentation with the exception of payment of the invoice submitted in respect of Contract start (EDC) which shall be paid the earlier of thirty (30) days of a properly submitted invoice or 30 December 2006.

C.	Without prejudice to either Party’s rights of termination under this Contract, in the case of late payment of any amount payable by either Party under this Contract, the exclusive remedy for the other Party shall be action to compel payment with interest on the amount outstanding at a rate of the current three (3) month US Dollar London Inter-Bank Offer Rate (LIBOR) per annum calculated based on each day of delay. Such interest charge shall be computed commencing on the first day following the payment due date until payment is received.

D.	In the event of a dispute over the content of an invoice, the Inmarsat shall pay the undisputed amount on that invoice within the specified period and must notify Contractor in writing, within that period, of the dispute. Contractor shall respond to Inmarsat within thirty (30) days after receipt of written notice of dispute advising on any initial action being taken to resolve the dispute whereupon the Parties shall agree a dispute resolution plan.

E.	Funds in dispute shall be placed in an escrow account with an agreed bank in the UK, and shall either be released to the Contractor or paid to Inmarsat in the proportions decided upon by the Parties upon resolution of the invoice(s) in dispute. Failure of Inmarsat to deposit funds in dispute to the escrow account shall be considered a material breach of this Contract.

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F.	Contractor shall provide Inmarsat with an **** Inmarsat may only present this **** following an unsuccessful resolution of the escalation process up through the senior management review (but before such dispute is sent to arbitration) described in Article 23

Article 7. Acceptance of NCC – Gateway(s) and Deliverable Documentation

A.	Acceptance of the NCC-Gateway(s) and Deliverable Documentation shall be as set forth in this Article and in conformance with Section 5, Test and Integration, Exhibit A, Statement of Work and the Factory and Site Acceptance Test Plans set forth in Table 5, Deliverable Technical Documentation, Exhibit A, Statement of Work.

B.	Factory Acceptance Test (FAT): Factory Acceptance Test shall be conducted by the Contractor (with Inmarsat observance) in accordance with the approved Factory Acceptance Test Plan detailed in Exhibit A. Should Inmarsat be unable to attend the Factory Acceptance Test and provide prior notice to Contractor of such non attendance, the Factory Acceptance Test shall be rescheduled to start no later than 2 weeks beyond the initial proposed date of the Factory Acceptance Test. Failure by Inmarsat to attend this rescheduled Factory Acceptance Test shall not be grounds for failure of this Factory Acceptance Test. The success criteria for the Factory Acceptance Test is detailed in Exhibit A entitled Statement of Work:

Within five working (5) days following completion of a successful Factory Acceptance Test as determined by the Acceptance Criteria, Inmarsat shall issue a Certificate of Factory Acceptance Test certifying the successful completion of the test. In the event Inmarsat fails to issue a Certificate of Factory Acceptance Test within the specified time, Contractor shall self-issue such certificate and such certificate shall be deemed acceptable for any payments requiring a Certificate of Factory Acceptance Test.

All subsequent Factory Acceptance Testing of software, shall be deemed irrelevant by Inmarsat by reason of successful Factory Acceptance Testing and will be subject to Site Acceptance Test only. Hardware for subsequent NCC-gateways shall be subject to verification testing in accordance with Exhibit A, Statement of Work, to ensure its functionality and performance prior to shipment to its site.

C.	Site Acceptance Test (SAT); A Site Acceptance Test for each NCC-Gateway shall be conducted by Contractor (with Inmarsat observance, if so arranged) in accordance with the approved Site Acceptance Test Plan. Should Inmarsat be unable to attend any Site Acceptance Test and provide prior notice to Contractor of such non attendance, that Site Acceptance Test shall be rescheduled to start no later than

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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2 weeks beyond the initial proposed date of that Site Acceptance Test. It is agreed among the Parties that any such delay by Inmarsat to attend such Acceptance Test(s) may be grounds for schedule relief by the Contractor. In the event Contractor delays a scheduled Site Acceptance Test, a new date shall be mutually agreed between the Parties. Contractor shall not be entitled to any schedule relief for re-scheduled Site Acceptance Test(s) due solely to its inability to conduct the Site Acceptance Test(s) on its originally scheduled date. Failure by Inmarsat to attend this rescheduled Site Acceptance Test shall not be grounds for failure of the NCC-Gateway Site Acceptance Test. A successful Site Acceptance Test shall verify that the NCC-Gateway was not damaged during shipment or installation and is ready for integration into the Inmarsat system.

Within five (5) working days following completion of a successful Site Acceptance Test as determined by the Acceptance Criteria, Inmarsat shall issue a Certificate of Site Acceptance certifying the successful completion of the test. In the event Inmarsat fails to issue a Certificate of Site Acceptance within the specified time, Contractor shall self-issue such certificate and such certificate shall be deemed acceptable for any payments requiring a Certificate of Site Acceptance.

D.	Deliverable Documentation:

Final acceptance of each item of Deliverable Documentation shall occur upon Inmarsat’s issuance of the Certificate of Acceptance certifying the conformance of such Deliverable Documentation as set forth in Section 9 of Exhibit A, Statement of Work.

Subject to the foregoing within five (5) working days after receipt of the final version of each Deliverable Documentation, Inmarsat shall issue a Certificate of Acceptance. In the event Inmarsat fails to issue a Certificate of Acceptance within the specified time, Contractor shall self-issue such certificate and such certificate shall be deemed acceptable for any payments requiring a Certificate of Acceptance.

Article 8. Access to Work

A.	For the purpose of observing Contractor’s performance hereunder, Contractor shall afford Inmarsat reasonable access, on a non-interference basis, to all work in process under this Contract at Contractor’s facilities to a limited number of Inmarsat’s personnel as mutually agreed from time to time between the Parties. From EDC the Contractor shall provision for and accept up to five (5) Inmarsat personnel for this purpose. In consideration therefor, Inmarsat agrees that all Inmarsat’s personnel and consultants will adhere to Contractor’s facility rules and procedures, including without limitation all safety and security measures and any restrictions required by the U.S. Government regarding export controls. Access to the work shall be coordinated with the Contractor’s Program Manager or his/her designated representative. Contractor may, at its reasonable discretion, deny access to Inmarsat’s consultants(s) whose business affiliations are contrary to Contractor’s competitive interest (as can be reasonably demonstrated to Inmarsat), security requirements, or compliance with applicable law and regulations.

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B	Inmarsat shall assume sole responsibility to obtain for its employees and/or consultants all visas, work permits, or other regulatory approvals required for foreign nationals visiting the Contractor’s facility.

C.	All documentation and data developed or required for the performance (excluding financial information which shall only be made available if the Contract so provides) of this Contract shall, upon Inmarsat's request and at Inmarsat's election, be made available in a reasonable time for viewing purposes and copying at the sites of the Contractor and its Sub-Contractors, or copies shall be delivered to Inmarsat Inmarsat’s right to copy may be subject to copyright. Contractor shall not be obliged to have personnel available to review such documentation or data with Inmarsat during such viewing or copying. This obligation shall apply during the period of performance of the Contract, including, but not limited to, the Warranty Period defined in Article 12, Warranty. With respect to any such documentation and data that is not deliverable under the requirements of Exhibit A, Inmarsat shall reimburse the reasonable costs of copying or delivery. Thereafter, to the extent that such documentation and data is of a type normally retained by the Contractor and its Sub-Contractors, it shall continue to be available in a reasonable time for such purposes for a period of two (2) years from the date of expiry or earlier termination of this Contract. Proprietary Information of any nature disclosed to Inmarsat or Inmarsat’s consultants pursuant to this Article shall be subject to the restrictions on use and disclosure set forth in Article 13 (Disclosure and Use of Information by the Parties) of this Contract.

D.	Subject to reasonable arrangements to ensure the confidential treatment of proprietary information, the same rights of access granted to Inmarsat in this Article shall be granted to any technical consultants working for Inmarsat in connection with this Contract or any projects related to the Work to be performed under this Contract.

E.	Contractor shall assume sole responsibility to obtain for its employees and/or consultants all visas, work permits, or other regulatory approvals required for foreign nationals visiting the NCC-Gateway(s) under this Contract and ensure that its consultants and employees adhere to all site safety and security requirements and regulations when operating on Inmarsat, or any other third party’s site.

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Article 9. Title and Assumption of Risk

A.	Title, risk of loss or damage to each NCC-Gateway shall pass to Inmarsat upon Delivery. Without prejudice to the foregoing, Contractor shall bear any loss or damage to each NCC-Gateway which is attributable to Contractor, or its sub-contractor(s) negligence or acts or omissions on or after delivery. In the event any NCC-Gateway is damaged during shipment and requires either return for factory repair or re-conduct of Factory Acceptance Test(s), then such costs shall be borne by Inmarsat unless such damage was caused as a result of a failure by Contractor to provide suitable packaging and packing for shipment, as defined in Exhibit A, Statement of Work, in which case such costs shall be borne by Contractor.

Any loss or damage to an NCC-Gateway caused by Contractor during installation, test and checkout shall be the responsibility of the Contractor. Contractor shall exercise all reasonable care, and control of all material placed in its custody while at the Sites (Fucino—Italy; Subic Bay—Philippines, Hawaii—USA). Contractor shall be responsible for any damage to (reasonable wear and tear excepted), or loss of such materials caused by the Contractor.

B.	With regard to damage to NCC-Gateway property, Contractor and Inmarsat agree to have its insurers waive subrogation against the other and its directors, officers, servants, and employees, except in the event of Contractor’s (and its directors’, officers’, servants’, and employees’ ) negligence or Inmarsat’s (and its directors’, officers’, servants’, and employees’) negligence.

C.	Contractor shall not allow any security interest, tax lien or any other lien (collectively referred as “Lien”) to be placed on any NCC-Gateway, Deliverable Documentation or Options. Contractor shall give Inmarsat immediate written notice should any third party attempt to place or place a Lien on such NCC-Gateway or Deliverable Documentation. Contractor shall indemnify and hold Inmarsat harmless from any such Lien. In order to secure any and all of its obligation to Inmarsat under this Contract prior to Inmarsat’s obtaining the title set forth in this Contract, Contractor hereby grants to Inmarsat a first security interest in (1) all Contractor’s interest, if any, of any item delivered to Inmarsat under this Contract (whether finished or unfinished), including without limitation plans, specifications, drawings,, inventory, supplies, equipment, components, accessories and other materials, software, firmware whenever manufactured, processed, assembled acquired or produced by Contractor for the purpose of the implementation and performance of Contractor’s obligations under this Contract.

Article 10. Excusable Delays

A.

Without limiting any other provision specifying what constitutes an excusable delay under this Contract, acts of God; acts of any government in its sovereign or contractual capacity including, but not limited to, government priorities, allocations,

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regulations or orders affecting materials, and facilities; fires; floods; severe weather; earthquakes; epidemics; quarantine restrictions; wars, riots, rebellions, insurrections or civil unrest; freight embargoes, national or regional strikes or other work stoppages other than those resulting from an act or omission of Contractors’ management, or the management of Contractor’s sub-Contractors; unavailability of functioning Inmarsat facilities, unavailability of Inmarsat-provided facilities, equipment and/or services; or any other events which cause failure or delay in Contractor’s performance hereunder and in every case are beyond the reasonable control and without the fault or negligence of Contractor or its subcontractors hereunder, shall constitute an excusable delay. In the event of a delay resulting from any of the above causes, Contractor shall be entitled to an equitable adjustment in the delivery schedule to a maximum of a day-for-day delay in the Contract delivery schedule provided it has made all reasonable efforts to mitigate such delay.

B.	In the event that Inmarsat provided facilities, (or other services that may be required of Inmarsat under this Contract), are not available as required under this Contract such that Contractor is granted an extension to the schedule in accordance with paragraph A. above, and such unavailability is due solely to Inmarsat’s actions, (or in-actions, as the case may be), then Contractor shall be entitled an equitable adjustment of the Contract Price subject to Contractor’s reasonable efforts at mitigating and minimizing such increase in the Contract Price relating to such delay. In such circumstances, and if circumstances permit, the Parties will discuss and agree whether any of the Work which can continue should continue, and for the length of time that it should continue, whilst the portion of the Work affected by the excusable delay remains dormant.

C.	If performance of Inmarsat’s obligations under the Contract are delayed due to , acts of God; acts of any government in its sovereign or contractual capacity including, but not limited to, government priorities, allocations, regulations or orders affecting materials, and facilities; fires; floods; severe weather; earthquakes; epidemics; quarantine restrictions; wars, riots, rebellions, insurrections or civil unrest; freight embargoes, national or regional strikes or other work stoppages other than those resulting from an act or omission of Inmarsat’s management; equipment and/or services; or any other events which cause failure or delay in Inmarsat’s performance hereunder and in every case are beyond the reasonable control and without the fault or negligence of Inmarsat or its subcontractors hereunder, shall constitute an excusable delay. In the event of a delay resulting from any of the above causes, Inmarsat shall be entitled to a maximum day-for-day delay in the Contract delivery schedule provided it has made all reasonable efforts to mitigate such delay.

D.	The delayed Party shall promptly notify the other Party in writing within seven (7) days after the occurrence of an excusable delay event specified in paragraph A or C of this Article. Such written notice shall specify (a) the nature, extent and expected duration of the delay; and (b) an assessment of the impact of the delay on the uncompleted portions of the Contract. A notice of a claim for equitable adjustment of schedule, as defined in Paragraphs A or C of this Article, shall be given in writing within ten (10) calendar days from the date the event causing the excusable delay ceases to exist.

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E.	The delayed Party shall use reasonable efforts to mitigate the delaying effect of any excusable delay event under this Contract, but the delayed Party need not, for example, settle strikes or other work stoppages on terms that it considers unfavorable to it provided that under such circumstances such strikes or other work stoppages shall not constitute an excusable delay. The delayed Party shall keep the other Party informed about the status of any continuing excusable delay event. Failure of either Party to perform this Contract because of the endurance of an excusable delay event for more than ninety (90) days will represent grounds for Inmarsat to enter into good faith negotiations on how to proceed forward with the Contract with Contractor or terminate the Contract in accordance with Article 20, Termination for Convenience, save that in any calculation of termination liabilities under Articles 20A and 20B shall be ****).

Article 11. Liquidated Damages

Without prejudice to any other remedies available to Inmarsat, including termination under Paragraph A above, with respect to late delivery in breach of the schedule requirements in Article 2 entitled Scope of Work and Article 5 entitled Delivery, the following procedures and remedies shall apply:

A.	The Contractor shall be liable from Milestone 7 of the Statement of Work for liquidated damages in accordance with Exhibit G, Liquidated Damages. Such liquidated Damages shall accrue up to the earlier of;

1) the date of any termination by Inmarsat pursuant to Article 21, Termination for Default, or

2) the successful completion of Milestone 7 of the Statement of Work

B.	During the period when liquidated damages are accruing, Contractor shall not be liable for any other damages with respect to such delay, except as explicitly stated to the contrary in this Article 11 provided always that these will be without prejudice to Inmarsat’s rights of termination of this Contract.

C.	Both Parties acknowledge that the liquidated damages specified in this Article are a genuine pre-estimate of the loss likely to be suffered by Inmarsat and that the figures therein are reasonable.

D.	The liquidated damages specified in this Article may be recovered by Inmarsat in accordance with Article 6, Payment Terms and in Inmarsat’s sole discretion either:

1) as a sum of money payable by the Contractor; or

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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2) as a credit against any sum of money which may subsequently become due to the Contractor hereunder.

For the sake of clarity, Contractor shall not be liable for liquidated damages in circumstances;

where failure to meet its schedule obligations is solely due to late delivery of the MSC in line with the schedule requirement in Exhibit A entitled Statement of Work. In circumstances where the delay is partially due to late delivery of the MSC the Parties shall agree an apportionment of responsibility and reduce the liquidated damages accordingly. Or where failure to meet its schedule obligations is solely due to late delivery of the UTTP in line with the schedule requirement in Exhibit A entitled Statement of Work. In circumstances where the delay is partially due to late delivery of the UTTP the Parties shall agree an apportionment of responsibility and reduce the liquidated damages accordingly

Article 12. Warranty

A.	In this Article, “Warranty Period” means for each NCC-Gateway Site the period beginning on the date of Inmarsat’s issuance of a Certificate of Final Site Acceptance as defined in Exhibit A, Statement of Work. and ending 12 months later. Inmarsat retains the option to purchase additional months of warranty for the first and second NCC-Gateway sites to receive Site Acceptance in order that the expiry of the warranty period of the third NCC-Gateway Sit to receive Site Acceptance coincide.

B.	The fulfillment of Contractor’s warranty obligations shall be certified by a Certificate of Warranty Completion issued by Inmarsat following a meeting between the Parties to be arranged at a mutually convenient time no later than 15 days after the end of the Warranty Period expiry or earlier than 1 month before the end of the Warranty Period expiry to review the performance of Contractor to its warranty obligations described in Exhibit A, entitled Statement of Work. This meeting may be held by videoconference unless the parties mutually agree otherwise. Each Party shall bear its own costs in relation to this meeting. It is the intention of the Parties to conduct one review for all NCC-Gateway Sites, however should the end dates of the warranty periods not align separate meetings may be required.

Without prejudice to any other provision of this Article, Contractor’s performance shall be measured in respect of the repair turn around and system availability requirements in Exhibit A entitled Statement of Work. In the event Contractor’s performance does not meet the requirements of Exhibit A for warranty and performance during the initial Warranty Period or in subsequent maintenance periods Contractor shall be liable as follows;

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For every **** of any system availability dropping below its requirement set forth below, as measured in accordance with Exhibit A entitled Statement of Work, Inmarsat shall receive $****. Availability shall be assessed on an annual basis at the end of the initial Warranty Period and subsequent maintenance periods (provided always that such maintenance option has been exercised by Inmarsat in line with the requirements of Article 32 Maintenance After Warranty. The total amount available to Inmarsat as outage credits shall not exceed **** United States Dollars (USD****) for the initial Warranty Period or each individual period of maintenance option.

Globalised Voice System	****	%

C.	The remedies set forth in this Article 23 shall not apply in the event that the cause of loss of Globalised Voice System availability during any period covered by this Article of operation is due to an event described in Article 10, Excusable Delay or those attributable to non Contractor furnished equipment or services (unless such non availability was caused by Contractor), planned outages or other reasons that cannot be directly attributed to Contractor.

D	Inmarsat shall issue such Certificate of Warranty Completion within fifteen (15) days following expiration of the Warranty Period or completion of Contractor’s warranty obligations in accordance with A and B above, whichever is later. In the event Inmarsat does not issue such a Certificate of Warranty Completion within the times indicated herein; Contractor shall self issue such Certificate of Warranty Completion, and such self issued certificate shall be acceptable for payment, should any be due.

E	Inmarsat may call and Contractor is obliged to attend, an exceptional meeting to review Contractor’s performance in respect of its warranty obligations in circumstances where Contractor’s performance is causing Inmarsat significant concern.

F.	General Warranty:

1 The Contractor warrants to Inmarsat that it has and will deliver good title to all deliverables, free from any claim, lien, pledge, mortgage, security interest, or other encumbrances, including, but not by way of limitation, those arising out of the performance of the Work

2 Notwithstanding any prior inspection or acceptance by Inmarsat, the Contractor warrants that prior to and during the Warranty Period:

A  All deliverables (except deliverable documentation and the Reference Test Bed switch) identified in Exhibit A shall be new and free from any defects in materials, workmanship

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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B  each NCC-Gateway will be safe in accordance with the Paragraph 10.3, Exhibit A, Statement of Work under ordinary operating conditions

C  All services shall be performed in a skilful and workmanlike manner consistent with the best practices of the industry; and

D  deliverable items, including hardware, software, services and documentation shall conform to the requirements (including but not limited to, system requirements) specified in this Contract.

4 The rights and remedies of Inmarsat provided in this Article shall be in addition to, and without prejudice to, or forfeiture of, any other rights and remedies Inmarsat may have under this Contract, or at law or in equity whilst not exceeding the limit of liability agreed between the Parties under Article 17 entitled Limitation of Liability.

5. During the Warranty Period, Contractor shall repair or replace, at Contractor’s option, any NCC-Gateway part that does not meet the requirements of this Paragraph F of this Article 12, free-of-charge to Inmarsat, except for those costs associated with Inmarsat’s shipment of the defective part to Contractor as described in Paragraph F.4 of this Article. Contractor will reasonably endeavor to minimize disruption of Inmarsat’s ground station site for any warranty repair/replacement and will comply with the requirements of Exhibit A.

To support the warranties stated in this Article, Contractor shall, at no additional cost to Inmarsat, maintain at Contractor’s facility and throughout the Warranty Period, a representative stock of spare parts the title of which shall vest with Inmarsat in accordance with the provisions of Exhibit A entitled Statement of Work Section 8.2. This representative stock, not all inclusive, of spare parts is based upon failure analyses models and historical experience. Spare parts from Contractor’s representative stock will be made available for warranty repairs which Contractor is obligated to perform under this Article upon written notification from Inmarsat that a replaced or repaired part is required. Inmarsat shall promptly ship such defective part to Contractor, with shipping, insurance and related costs to be paid by Inmarsat. Upon receipt of such part, Contractor shall evaluate it to determine if it can be repaired. If such part can be repaired, Contractor shall initiate prompt action to do so. If such part cannot be repaired, Contractor shall initiate prompt action to provide a replacement part. Contractor shall promptly ship such repaired or replacement part, by air transportation with shipping, insurance and related costs to be paid by Contractor, to Inmarsat immediately after necessary testing, inspection and packaging as required. Contractor shall notify Inmarsat within 10 days of Contractor becoming aware that any item, component, spare sub-assembly or any other integral part of the NCC-Gateway is due to become obsolete. Contractor shall offer to procure last time buys of such component, spare sub-assembly or any other integral part of the NCC-

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Gateway on Inmarsat’s behalf at a price and quantities to be agreed between the Parties. Contractor shall ensure that it has adequate procedures in place such that it may monitor availability and manufacturing status of component, spare sub-assembly or any other integral part of the NCC-Gateway which are liable to become obsolete.

G.	After expiration of the Warranty Period, Contractor will repair malfunctioning parts on a basis in accordance with Article 32, Maintenance after Warranty.

H.	Exclusions

The warranties stated in this Article 12 do not apply to any defect, malfunction or anomaly caused, or contributed to, by:

1. any modification to the hardware or software performed by Inmarsat or any third party without the prior written consent of Contractor. For the sake of clarity this does not include modifications to hardware or software performed by trained Inmarsat or third party operators to Contractor issued procedures, which do not require prior written permission, and are excluded from this exclusion; or

2. any misuse or improper handling, including inadequate environmental control (e.g. air conditioning), of an NCC-Gateway by Inmarsat or any third party.

I.	Contractor covenants that it shall commence fault diagnosis and subsequent repair (should repair be necessary) promptly following notice by Inmarsat of the fault or, if applicable, receipt of equipment to be repaired. In the event a warranty claim is made by Inmarsat and upon investigation it is subsequently determined to be a claim not covered by this Article, Inmarsat shall pay Contractor the reasonable costs associated with such investigation provided that such reasonable costs are capable of independent substantiation.

J.	Contractor does not warrant software utilized in the performance of this Contract. Contractor warrants that Contractor has the right to grant licenses to Inmarsat under this Contract and will pass through to Inmarsat any warranty or support (if any) it receives under such licenses of third party software utilized by Contractor in the performance of this Contract. Notwithstanding such, Contractor shall, for any Contractor legacy BIP software or software developed by Contractor in the performance of this Contract that does not conform (under normal and proper use) to the System Requirements Specification, Exhibit B of this Contract, correct, or replace, without charge to Inmarsat such Contractor developed software. Alternatively, Contractor, upon mutual agreement with Inmarsat, will provide a credit or refund to the Contract Price.

K	EXCEPT AS OTHERWISE PROVIDED IN THIS CONTRACT, THE WARRANTY IN THIS ARTICLE IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AT LAW (INCLUDING STATUTE) OR IN EQUITY.

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Article 13. Disclosure and Use of Information by the Parties

A.	The Parties may transfer or exchange Proprietary Information during the performance of their respective obligations in this Contract in oral or written form, which may include specifications, drawings, sketches, models, samples, computer programs, reports, data, techniques, designs, codes, documentation, and financial statistical or other technical information essential to the objectives of this Contract. All disclosures of such information will be treated as proprietary if marked as “Proprietary” by the Party making the disclosure at the time of disclosure; or if disclosed orally or visually, such data or information is summarized in writing and a copy there of that is marked as “Proprietary” is delivered to the other Party within twenty (20) days of such oral or visual disclosure.

B.	Subject to the provisions of Paragraph C of this Article, the Party receiving the proprietary information of the other Party shall maintain such information in confidence and shall not use such information except as expressly authorized by this Contract. Each Party agrees to use the same care and discretion to avoid unauthorized disclosure, publication, use or dissemination of another Party’s proprietary information and the unauthorized use thereof as the receiving Party uses with respect to similar information of its own, but in no event, less than reasonable care. Should it become necessary for legal or regulatory reasons for either Party to disclose to a third party, proprietary information of the other Party, then it shall marked with the appropriate legend identifying it as belonging to the owner, and disclosed in strict confidence under a written agreement no less stringent than this Article, and only to the extent required by law and after a thirty (30) calendar day prior written notification to the other Party of the requirement for such disclosure.

C.	The obligations of confidentiality and restrictions on use specified in this Article shall not apply to any information that:

1.	is already lawfully in the possession of the receiving Party without obligation of confidentiality at the time of disclosure;

2.	is independently developed by the receiving Party or any of its affiliates or subcontractors prior to or after disclosure as evidenced by appropriate documents or other evidence;

3.	is or becomes publicly available without breach of this Contract and without the fault of the receiving Party;

4.	is rightfully received by the receiving Party from a third party, unless the receiving Party is notified by the disclosing Party of misappropriation by said third party;

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5.	is released for public disclosure by the disclosing Party;

6.	Inmarsat or the Contractor is compelled by legal process or government regulation or by a regulatory body or order to disclose, provided that the disclosing Party is given prompt notice of any proposed release of information under this sub-Article and that, where legally permitted and practicable, the disclosing Party is given ample opportunity to engage in legal action to resist and/or restrict any such disclosure.

7	Inmarsat, or an associated company, shall be strictly required to disclose (after having used all reasonable efforts to include any redactions requested by Contractor); by the rules of any stock exchange or a listing authority, in connection with a stock exchange listing, or as a result of any debt financing process, or other securities filings as may be required in the UK, US or elsewhere, or

D.	The receiving Party agrees that; (a) any Proprietary Information disclosed hereunder shall be used by the receiving Party solely for the purpose of performing its obligations under this Contract; (b) it will not use the Proprietary Information disclosed hereunder for any other purpose; and (c) it will not distribute, disclose or disseminate to anyone such Proprietary Information of the disclosing Party, except that a Party may disclose to its own employees, directors, agents, consultants, professional advisors or subcontractors on a need-to-know basis, and any Party may disclose with the consent of the disclosing Party which consent will not be given unless such third party (including agents and subcontractors, consultants and professional advisors) executes a proprietary data protection agreement or appropriate contractual provisions with terms consistent with the requirements herein prior to receiving such information.

E.	The individuals identified in Article 26 (Correspondence) are designated as the point for receiving Proprietary Information exchanged among the Parties pursuant to this Contract.

F.	Proprietary Information shall be protected by the receiving Party for a period of three (3) years from the time of disclosure of each items of proprietary information. The obligations in this Article restricting use and disclosure of proprietary information shall survive expiration or termination of this Contract for whatever cause.

G.	Nothing in this Contract shall require a Party to transfer Proprietary Information to a third party.

H.	Each Party recognizes that the other Parties in the performance of their obligations under this Contract may be required to disclose this Contract or any part thereof. In recognition of this requirement each Party hereby gives each other Party its consent to make such disclosure in confidence and only to the extent necessary, to the following:

1.	Such Party’s government;

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2.	Such Party’s directors.

3.	Those bodies to whom it would be necessary to disclose to in accordance with paragraph C.7 above.

I.	Article 14, hereto entitled “Rights in Intellectual Property” shall take precedence over the provisions in Article 13 to the extent that there is any conflict in terms, and any licenses granted under this Contract shall not be unreasonably restricted by the terms in Article 13.

J.	The UT Core Module will be developed by Contractor under a separate written agreement to be negotiated with its subcontractor. Contractor hereby agrees to negotiate to obtain all Intellectual Property Rights from such subcontractor on a royalty free-basis as will enable Inmarsat to have the UT Core Module manufactured by third parties. Contractor shall not let a subcontract which does obtain such Intellectual Property Rights. In the event that such Intellectual Property Rights cannot be obtained from a subcontractor then Inmarsat and the Contractor will agree either to modify these requirements or discontinue negotiations with such subcontractor and seek alternate sub-contractors.

K.	The Parties agree that the royalty payable to Contractor shall be paid directly to Contractor by each Core Module manufacturer on a quarterly basis. The total amount payable shall be the calculation of the number of Core Modules sold and paid for by the Core Module Manufacturer’s first line customers multiplied by **** United States Dollars ($****). Any contracts negotiated by the Parties to manufacture the Code Module shall include terms to flow down such royalty and to account for the number of modules sold.

Article 14. Rights in Intellectual Property

A.	Background Intellectual Property. Each Party’s BIP utilized in the performance of this Contract shall be listed in Exhibit J, which shall be periodically revised under this Contract to include a Party’s BIP that is subsequently decided should be utilized in the performance of the Work . Nothing in this Contract gives or shall give any ownership rights to a Party in any BIP owned by the other Party. All BIP shall remain the property of the respective owning Party. If Inmarsat requires a change to the Contract that necessitates the use of additional BIP by Contractor then both Parties shall negotiate in good faith, whether such license be for cost/no cost, to add such BIP to Exhibit J so that additional licenses may be granted in performance of this Contract. Contractor acknowledges that the use of Contractor’s BIP resulting from changes requested by Inmarsat that do not significantly alter the general scope of the Contract shall be at no additional cost to Inmarsat as shall any BIP related to a change requested by Contractor.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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B.	Foreground Intellectual Property. The Contractor shall have exclusive ownership of all FIP that is created or developed under this Agreement. Inmarsat shall receive a perpetual, non-exclusive, paid up, irrevocable license to use such FIP on a worldwide basis only for the Purpose.

C.	Derivative Intellectual Property. DIP created or developed in performance of the Agreement shall be owned by the Party that owns the underlying BIP. The owning Party shall grant the other Party a perpetual, non-exclusive, paid-up, irrevocable license to use the DIP on a worldwide basis.

D.	Patentable FIP Solely Developed by One Party. Any Party that solely creates or develops an invention may prepare, file and prosecute a patent application that includes the invention without accounting to the remaining Party. The remaining Party shall not be responsible for any costs associated with such patent application.

E.	Patentable Joint Developed Foreground Intellectual Property. Inventions developed by both Parties shall be reduced to tangible form. Both Parties shall negotiate in good faith as to whether a patent application should be filed that includes the jointly developed invention or whether the invention shall be protected as a trade secret. The Parties shall mutually agree to designate one Party (hereinafter, the “Responsible Party”) on behalf of both Parties as the lead for compliance with applicable patent laws, to prepare, file and prosecute a patent application and to designate any applicable rights in the invention. If the Parties agree that patent protection should not be sought, the Parties agree to protect the invention as a trade secret. If one Party desires to file a patent application that includes a jointly developed invention, and the remaining Party does not desire to file the patent application, then the one Party shall assume responsibility for the patent application, including all decisions and payment of costs associated with such patent application. The remaining Party shall assign its ownership rights in the patent application to the other Party in exchange for a perpetual, non-exclusive, paid-up, royalty-free, irrevocable license to Use the jointly developed invention worldwide.

F. Costs and Ownership of the Joint Patent Application. Any patent application that includes a joint invention shall be owned equally by the Parties if both Parties agree to pursue patent protection through a patent application, with each Party owning an undivided interest, and the Parties agree to equally share all costs for preparing, filing and prosecuting the patent application, and issuing and maintaining the patent. The Responsible Party shall file the patent application in the names of both Parties, or in the names of the actual inventors, as appropriate under the law of the jurisdiction where filed.

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G. Joint Patent Responsibilities. The Responsible Party shall promptly notify the other Party in the event the Responsible Party elects to abandon preparation or prosecution of any application or to allow any patent to lapse by failing to pay maintenance or annuity fees. The notification shall be reasonable provided to allow adequate time to respond to any patent deadline. The Responsible Party will endeavour to permit the remaining Party to assume responsibility for the application or patent, without further cost to the withdrawing Responsible Party, and if time permits to transfer responsibility from the withdrawing Responsible Party to the remaining Party.

H. Software and Copyright

1.	The ownership and title to all works of authorship and in copyrights, including computer software (both object and source code) and Deliverable Documentation delivered by either Party to the other Party in performance with this Contract shall remain with the owner or its licensor.

2.	Either Party may make copies of the Deliverable Documentation and any item delivered under this Contract consisting of or including computer software (both object and source code) as are reasonably necessary for back-up, maintenance and archive purposes; or as required in pursuance of Inmarsat’s rights under paragraph A and B above.

3.	These terms do not apply to third party copyright material.

4.	Each Party’s copyrighted material in the above shall be identified in Exhibit C entitled “Party’s Copyrighted Materials and Licenses” and as such may be updated from time to time within 15 days of identification of any additional material subject to such copyright or additional license.

I. Under no circumstances shall one Party’s Intellectual Property Rights be used by the other Party to compete in other opportunities against the owner of the intellectual property outside the Purpose of this Contract unless the Party that owns the Intellectual Property consents in writing (which consent shall not be unreasonably withheld).

J. The UT Core Module will be developed by Contractor under a separate written agreement to be negotiated with its subcontractor. Contractor hereby agrees to negotiate to obtain all Intellectual Property Rights from such subcontractor on a royalty free-basis as will enable Inmarsat to have the UT Core Module manufactured by third parties. Contractor shall not let a subcontract which does obtain such Intellectual Property Rights. In the event that such Intellectual Property Rights cannot be obtained from a subcontractor then Inmarsat and the Contractor will agree either to modify these requirements or discontinue negotiations with such subcontractor and seek alternate sub-contractors.

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K. The Parties agree that the royalty payable to Contractor shall be paid directly to Contractor by each Core Module manufacturer on a quarterly basis. The total amount payable shall be the calculation of the number of Core Modules sold and paid for by the Core Module Manufacturer’s first line customers multiplied by five United States Dollars ($5). Any contracts negotiated by the Parties to manufacture the Code Module shall include terms to flow down such royalty and to account for the number of modules sold.

Article 15. Indemnification for Infringement

A. This Article 15 shall apply with respect to all claims that the Intellectual Property Rights of a third party is infringed by:

1) the manufacture, sale, lease or other use of any Intellectual Property under this Contract; or

2) the use of any Intellectual Property Rights to provide a service to be delivered pursuant to this Contract; or

3) the use of any Intellectual Property Rights used in performance of this Contract

B. Each Party (“Indemnifying Party”) will indemnify, defend and hold harmless, at its sole expense, the other Party and all its associated companies and its or their directors employees agents and sub-Contractors (collectively Indemnitees) against any and all losses, damages, liabilities, costs, penalties, fines and expenses (including, without limitation, legal expenses) resulting from any lawsuits or claims (actual or threatened) against the Indemnitees that the Indemnifying Party’s Intellectual Property Rights used or delivered in performance of this Contract infringes the third party’s Intellectual Property Rights. This indemnification is contingent upon the Indemnitees giving prompt notice of such claim or lawsuit to the Indemnifying Party, giving the indemnifying Party sole authority to defend or settle the claim or lawsuit on its behalf and, at the request and sole cost of the Indemnifying Party, reasonable cooperation and assistance and such relevant information as is available to it.

C. In addition to \nd without prejudice to Article 15 B, if any Intellectual Property Rights, or any part thereof, furnished by either Party becomes, or in the opinion of the owner or provider of such Intellectual Property Rights, may become, the subject of any claim, lawsuit or proceeding for infringement of any third party Intellectual Property Right in the ****, or in the event of an adjudication that such Intellectual Property Rights or any Work hereunder

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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performed by a Party under this Contract infringes any third party Intellectual Property Rights in the U.S. or the country of installation or the country of domicile of a Party hereto, or if the use, lease or sale of any Intellectual Property Rights or Work hereunder is enjoined, the Party that owns or furnishes the Intellectual Property Rights or Work affected thereby may at its option and its expense:

(1) procure the right for the other Party to continue using such Intellectual Property Rights or Work affected thereby; or

(2) replace or modify such Intellectual Property Rights or Work affected thereby to be non-infringing subject to such Work remaining compliant with the requirements of the Contract.

If neither (1) or (2) above can be accomplished, the Indemnifying Party shall be liable for direct damages suffered and costs incurred as a result of the inability to use such Intellectual Property Rights or Work affected thereby

D. Neither Party shall have any liability for infringement to the other Party arising from:

(1) the combination of a Party’s Intellectual Property Rights or Work with any other item or part not furnished by the Party that owns the Intellectual Property hereunder, if such infringement would have been avoided by the use of the Intellectual Property Rights without such combination; or

(2) the modification of such Intellectual Property Rights or part if such infringement would have been avoided by the use of the Intellectual Property Rights without the modification or unless such modification was made by the owner of the Intellectual Property Rights; or

(3) one Party’s compliance with the other Party’s mandatory designs, specifications or instructions.

E. Neither Party shall not be liable for any costs or expenses incurred without the other Party’s written authorization and in no event shall either Party’s liability to the other Party under, or as a result of compliance with the provisions of this Article, exceed the Contract Price.

F. The foregoing states the exclusive remedies of the Parties with respect to any such infringement or alleged infringement of any third party Intellectual Property Rights.

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Article 16. Permits and Licenses

A.	This Contract is subject to all applicable U.S. laws and regulations relating to the export of the NCC-Gateway and/or Deliverable Documentation deliverable hereunder and other technical data and equipment being furnished pursuant to or to be utilized in connection with this Contract (hereinafter in this Article referred to as “Export Licensed Items”) and to all applicable laws and regulations of the country or countries to which Export Licensed Items are exported or are sought to be exported.

B.	Contractor, at its cost, shall obtain and maintain all necessary Government approvals and licenses for due performance by it of its obligations under this Contract (including for export from the U.S. of any Export Licensed Items) and all Government approvals and licenses necessary for manufacture of the NCC-Gateways deliverable under this Contract,. Inmarsat is responsible to provide Contractor with all necessary information required on its part which is reasonably required to enable Contractor to apply for such approvals and licenses.

C.	Inmarsat, at its cost, shall obtain and maintain all necessary government approvals and licenses to enable Contractor to comply with the law of the country in which the NCC-Gateways are located for due performance by it of its obligations under this Contract (including for import into that country of any Export Licensed Items), which approvals and licenses are not subject to conditions that would unreasonably delay or interfere with Contractor’s performance under this Contract. Contractor is responsible to provide Inmarsat with all necessary information required on its part which is reasonably required (e.g. Pro-Forma invoice) to enable Inmarsat to apply for such approvals and licenses.

D.	If, within a reasonable time, the U.S. or other Government fails to grant a required approval or license to Contractor to export any Export Licensed Items or revokes or suspends such an approval or license subsequent to its grant, or grants such a license or approval subject to conditions due to an act or omission of Contractor or Contractors’ Sub-Contractors Inmarsat shall be entitled to terminate this Contract under the provisions of Article 21, Termination for Default.

E.	If, within a reasonable time, the U.S. Government fails to grant a required approval or license to Contractor to export any Export Licensed Items or revokes or suspends such an approval or license subsequent to its grant, or grants such a license or approval subject to conditions not due to acts or omissions of Contractor or Contractors’ Sub-Contractors, then the Parties shall negotiate in good faith to reach an alternate solution. If, after good faith negotiations the Parties fail to reach an alternate solution, then Inmarsat may terminate this Contract in accordance with Article 20, Termination for Convenience, or direct Contractor to complete the Work and place them into storage at Inmarsat’s expense, or suspend the Work on reasonable terms and conditions to be agreed. Inmarsat shall remain obligated to pay Contractor for completed Work placed into storage.

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ARTICLE 17. Limitation of Liability

A.	The total liability of Contractor, including Contractor's Parent and any other component or subsidiary of the Contractor, including their subcontractors or suppliers, on any claim, whether in contract, warranty, tort (including gross negligence or patent infringement) or otherwise, arising out of, connected with, or resulting from the performance or nonperformance of any agreement resulting herefrom or from the manufacture, sale, delivery, resale, repair, replacement or use of any product or the furnishing of any service, shall not exceed **** percent (****%) of the value of the Contract. Any liabilities assessed and paid by Contractor are included in the aggregate amount. For all claims that arise prior to Final Acceptance the total liability of Contractor shall include any and all amounts for which Contractor may become liable under this Contract. This total liability shall reduce by fifty percent (50%) of the Contract Price during the period of the Initial Warranty, and a further twenty five (25%) of Contract Price thereafter.

B.	In no event, whether as a result of breach of contract, warranty, tort (including negligence or patent infringement) or otherwise, shall Contractor, or any other component or subsidiary of the Contractor, or their subcontractors or suppliers, be liable for any special, consequential, incidental, indirect or exemplary damages, including, but not limited to, loss of profit or revenues, loss of use of the products or any associated equipment, cost of capital, cost of substituted goods, facilities, services or replacement power, downtime costs or claims of Inmarsat's customers for such damages. If Inmarsat transfers title to, or leases the products sold hereunder to, or otherwise permits or suffers use by, any third party, Inmarsat shall obtain from such third party a provision affording Contractor, and all other components and subsidiaries of the Contractor, including their subcontractor or suppliers, the protection of the preceding sentence.

C.	If Contractor furnishes Inmarsat with advice or other assistance which concerns any product supplied hereunder or any system or equipment in which any such product may be installed and which is not required by the terms of this contract or pursuant to any agreement resulting here from the furnishing of such advice or assistance shall not subject Contractor, or any other component or subsidiary of the Contractor and Contractor's Parent, to any liability, whether in contract, warranty, tort (including negligence or patent infringement) or otherwise.

Article 18. Indemnification

A.	Each Party shall indemnify, and hold the other Party, its directors, officers, agents, servants, affiliates and employees, or any of them, harmless from any loss, damage, liability or expense (including reasonable attorneys’ fees), resulting from damage to any property, private or public, injuries to persons, including death, to the extent caused by any negligent act or omission of the indemnifying Party and/or the indemnifying party’s directors, officers, agents, servants, affiliates, and employees

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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arising out of the Work performed hereunder, and at its expense shall defend any suits or other proceedings brought against the indemnified Party and/or its directors, officers, agents, servants, affiliates, and employees, or any of them, on account thereof, and shall pay all expenses and satisfy all judgments which may be incurred by or rendered against them in connection therewith. Either Party shall have the right to settle any claim or litigation against which it indemnifies hereunder.

B.	Without prejudice to any other provision of this Contract, Inmarsat shall indemnify and hold harmless Contractor (to include its directors, officers, agents, servants, affiliates, and employees) and its subcontractors from any liabilities, losses and damages related to or arising after each Site Acceptance in connection with the work performed under this Contract.

C.	If any third party makes a Claim, or notifies an intention to make a Claim, against any Party which may reasonably be considered likely to give rise to a liability under this indemnity (a Relevant Claim), that Party shall (the indemnified Party):

(a)	as soon as reasonably practicable, give written notice of the Relevant Claim to the other indemnifying Party, specifying the nature of the Relevant Claim in reasonable detail;

(b)	not make any admission of liability, agreement or compromise in relation to the Relevant Claim without the prior written consent of the indemnifying Party (such consent not to be unreasonably conditioned, withheld or delayed), provided that the indemnified Party may settle the Relevant Claim (after giving prior written notice of the terms of settlement (to the extent legally possible) to the other Party but without obtaining the other Party’s consent,) if the indemnified Party believes that failure to settle the Relevant Claim would be prejudicial to it in any material respect, ;

(c)	give the other Party access at reasonable times (on reasonable prior notice) to its premises and its officers, directors, employees, agents, representatives or advisers, and to any relevant assets, accounts, documents and records within the power or control of the Party so as to enable the other Party to examine them and to take copies (at the other Party’s expense) for the purpose of assessing the Relevant Claim; and

(d)	subject to the other Party providing security to the Party to the Party’s reasonable satisfaction against any claim, liability, costs, expenses, damages or losses which may be incurred, take such action as the other Party may reasonably request to avoid, dispute, compromise or defend the Relevant Claim.

(e)	If a payment due from the other Party under this clause is subject to tax (whether by way of direct assessment or withholding at its source), the Party shall be entitled to receive from the other Party such amounts as shall ensure that the net receipt, after tax, to the Party in respect of the payment is the same as it would have been were the payment not subject to tax.

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Article 19. Changes

A.	Either Party may, from time to time between EDC and completion of this Contract, propose changes within the general scope of this Contract as defined in Exhibit A, ”Statement of Work”. Any proposal shall require Contractor to generate a detailed Contract change notice as detailed in paragraph. If any such change is agreed to or directed by Inmarsat and causes an increase or decrease in costs of, or the time required for, the performance of this Contract, an equitable adjustment shall be made in the price or delivery schedule, or both, and any other affected provision, and this Contract shall be modified in writing accordingly. Any claim by Contractor for adjustment under this paragraph shall be asserted in writing. Until such time as a proposed change is agreed to or directed by Inmarsat both Parties shall continue as if no change had occurred.

B.	Contractor shall provide in response to all proposed changes a detailed Contract change notice within 15 days of receipt of such proposal. Following receipt of such detailed change notice Inmarsat may;

1	may decide not to proceed with implementation of the change.

2	may decide to implement the change, in which case:

(A)	if the Parties have reached agreement about the adjustments to be made in the Contract, the Contractor shall proceed with the implementation as agreed;

(B)	if the Parties are unable to reach such an agreement, the provisions of Article 23 Applicable Law and Arbitration, shall apply; or

(C)	pending any negotiations and/or the results of any arbitration, Inmarsat may direct the Contractor to proceed with the implementation of the change, subject to any adjustments subsequently agreed or awarded, provided that in such circumstances the Parties shall agree on an interim payment plan.

C.	Contractor maintains configuration control to change parts (other than those specifically required under the Contract) and suppliers as long as such change does not inhibit form, fit or function, or the ability to perform in accordance with the Contract including Exhibit A, Statement of Work and Contract Exhibit B, Globalized Voice Service – System Requirements Specification.

D	The preparation of a Contract change notice provided that such Contract change notice remains within the general scope of the Contract, In the event that Contractor believes the cost of providing such a proposal will be extraordinary in comparison to proposals raised under the general scope of the Contract, the Parties agree to negotiate part funding of such proposal prior to the proposal preparation. The scope of whether in response to a change request prepared by Inmarsat or by Contractor, shall be at Contractor's expense.

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E	Any claim by the Contractor for adjustment of the technical requirements, Price, performance schedule, or other terms of this Contract attributable to a change shall be deemed waived unless asserted in a Contract change notice and accepted by Inmarsat in writing.

F	If the cost of any materials that would be made obsolete as a result of a change the subject of a change request are included in Contractor's claim for adjustment:

(1)	to the extent that such materials have resale, reuse, or salvage value to the Contractor or its Sub-Contractors or, Inmarsat shall be entitled to a credit, and

(2)	if such materials have no such resale, reuse, or salvage value, Inmarsat shall have the right to prescribe their manner of disposition.

Article 20. Termination for Convenience

A.	By written notice sent by registered letter (or alternative appropriate expedited delivery service) to Contractor, Inmarsat may terminate this Contract, in whole or in part, for its convenience at any time prior to completion of Final Acceptance.

B.	In the event of partial termination by Inmarsat, it is agreed that the termination charges to be paid from Inmarsat to Contractor shall include a profit of ****% on Contractor’s total costs incurred by Contractor in the performance of the terminated portion of this Contract, including reasonable costs incurred with respect to termination and settlement with vendors and subcontractors as a result of Inmarsat’s termination, but not exceed the remaining Price of this Contract.

C.	In the event of complete termination of the Contract by Inmarsat, it is agreed that the entire termination charges to be paid by Inmarsat to Contractor shall be calculated on the schedule of termination in Exhibit H entitled Schedule for Termination for Convenience.

D.	In the event of such a termination, all inventory generated and paid for under this Contract which would have been deliverable, under the terms of this Contract, except that specified in Paragraph B (2) of this Article, shall become the property of Inmarsat, unless such inventory is considered Contractor’s BIP or FIP under this Contract.

E.	This Article shall not affect the payment to Contractor, which would otherwise be due under the terms of Exhibit E, Payment Schedule, with respect to any NCC-Gateway and related services delivered prior to termination.

F.	In the event of a catastrophic failure in the launch, deployment or operation of

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Inmarsat’s Inmarsat 4 F3 satellite, or in the event that Inmarsat delays launch of its Inmarsat 4 F3 Satellite prior to the scheduled date of NCC-Gateway purchase order placement for NCC-Gateway Site #3 detailed in Exhibit E, Payment Plan Inmarsat shall have the option to either;

(1)	Reduce the number of NCC-Gateways from 3 to 2 and reduce the Contract Price by the Price given in Table 1 of Article 3, Contract Price, or

(2)	Postpone the ordering of NCC-Gateway equipment for NCC-Gateway Site #3 for a maximum of one (1) year, with an option for an additional one (1) year’s extension. Such option may be exercised at Inmarsat’s discretion prior to the end of the initial year’s period of delay.

If, within the time scales described above, Inmarsat provides written authorisation to Contractor to order such equipment Contractor shall do so at a price calculated from the scheduled date of NCC-Gateway Site #3 purchase order placement detailed in Exhibit E, Payment Plan, as calculated below;

1st year’s extension – NCC-Gateway price (see Article 3) X **** percent = first year’s extension price

2nd year’s extension – First year’s extension price X **** percent = second year’s extension price

In the event that Inmarsat wishes to extend the period of postponement beyond the two (2) years provided for in this Article, Contractor and Inmarsat shall enter negotiations for such additional delay under a revised price for the NCC-Gateway.

Under these circumstances the schedule for termination for convenience in Exhibit H herein shall be amended accordingly

The foregoing is dependent upon NCC-Gateway Site #3 remaining in Hawaii; In the event that the location of this NCC-Gateway Site #3 is not in Hawaii, Inmarsat and Contractor shall agree a price variation dependent on the increase or decrease in cost to Contractor of performing its obligations under Exhibit A entitled Statement of Work. This shall not result in an increase in the price to Inmarsat of the NCC-Gateway equipment purchases which are common between the revised NCC-Gateway Site and the originally intended site in Hawaii, other than where such increases may be calculated as described above.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Article 21. Termination for Default

A.	Inmarsat shall have the right to terminate this Contract either in whole or as to any severable portion, without prejudice to any of its other rights and remedies, forthwith by notice in writing to Contractor in the event that:

1)	Contractor fails to promptly complete the Work by the due date(s), or progress the Work such that the same will be completed by the due date(s). Inmarsat shall give the Contractor notice of intention to invoke these remedies thirty (30) days, or such other time as may be mutually agreed between the Parties in order to Cure (‘the Cure Period”) such default, before giving a formal notice of discharge, or

2)	Contractor shall default in due performance or observance of any other of its material obligations on its part to be performed or observed hereunder. provided that if such breach is remediable, Inmarsat shall give the Contractor notice of intention to invoke these remedies thirty (30) days, or such other time as may be mutually agreed between the Parties in order to cure such default, before giving a formal notice of discharge,

3)	or Contractor passes a resolution or a court of competent jurisdiction makes an order that the Contractor be wound up otherwise than for the purpose of bona fide reconstruction or amalgamation,

4)	or a receiver, manager or administrator on behalf of a creditor is appointed in respect of Contractor’s business or any part thereof,

5)	or if circumstances arise which entitle a court of competent jurisdiction or a creditor to appoint a receiver, manager or administrator or which entitle the court otherwise than for the purpose of bona fide reconstruction or amalgamation to make a winding up order,

6)	or Contractor is unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or under any other laws domestic or foreign, relating to bankruptcy, insolvency, reorganisation, winding up or adjustment of debts.

B.	With respect to termination in accordance with Paragraph A above, Inmarsat shall have the following remedies:

1)

Subject to all applicable US Government export control licenses, Inmarsat may, in its sole discretion, take over all or part of the Work affected by the termination either itself or by use of a third party (provided such third party is subject to reasonably similar terms and conditions as set forth in the Contract), and proceed with the same to completion, by contract or otherwise. For this purpose, Inmarsat may take possession of, and utilise in completing the Work, such materials, equipment, and information and data as may be necessary and Contractor shall co-operate in good faith to ensure that Inmarsat has sufficient information and assistance to complete the same. The amount of resource that

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Contractor needs to allocate to fulfill its obligation to co-operate with Inmarsat shall not to exceed **** man-hours. The Contractor shall reimburse Inmarsat for any increased costs reasonably incurred in completing the Work, subject to Contractor’s limitation of liability set forth in Article 17, Limitation of Liability. Notwithstanding such, ownership in any BIP or FIP owned by the Contractor shall not transfer to Inmarsat under this Article.

2)	This Paragraph B. 2) shall only apply to a termination which occurs prior to the date of the first NCC-Gateway Site Acceptance payment Milestone as set forth in Exhibit E, Payment Plan. With respect to any part of the Work terminated during this period that Inmarsat does not elect to take over and complete, the Contractor shall reimburse Inmarsat for all amounts previously paid for such Work, less any amounts Inmarsat has previously approved for payment. Contractor shall be liable for any increased costs reasonably incurred by Inmarsat in re-procuring similar goods and/or services Contractor’s total liability under this Paragraph B. 2) shall be subject to Contractor’s limitation of liability set forth in Article 17, Limitation of Liability. Notwithstanding such, ownership in any BIP or FIP owned by the Contractor shall not transfer to Inmarsat under this Article

C.	For any other breach, including, but not limited to anticipatory breach, repudiation, inability to perform, or lack of due diligence, which, if remediable, is not so remedied within the agreed Cure Period, Inmarsat may terminate the Contract, either in whole or as to any severable portion, and in that event the remedies set out in Article 21.B. above shall apply.

D.	In the event that any alleged breach of this Contract leads to arbitration proceedings pursuant to Article 23, Applicable Law and Arbitration, Inmarsat shall be entitled to exercise the remedies in Article 12, Warranty and this Article 21, Termination for Default pending the outcome of such proceedings subject to Article 17, Limitation of Liability.

E.	If Inmarsat gives notice of discharge pursuant to Paragraph A and it is subsequently determined that the Contractor was not in breach, the rights and obligations of the Parties shall be the same as if Inmarsat had terminated for convenience pursuant to Article 20, Termination for Convenience, unless the Parties mutually agree to reinstate the Contract.

Article 22. Key Personnel

A.	The Contractor agrees that the positions identified in Exhibit F, Key Personnel, are important to the successful completion of the Work to be performed under this Contract.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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B.	Personnel assigned by the Contractor to such Key positions shall not be removed from the performance of the Work under this Contract unless replaced with Personnel of substantially equal qualifications and ability. Inmarsat shall have the right to review the capabilities of any proposed replacements and, if for good and sufficient reasons Inmarsat deems such Key Personnel to be unsuitable, Inmarsat may require the Contractor to offer alternative candidates.

C.	Notwithstanding its review and concurrence to the Contractor’s personnel filling Key Positions, and their replacements, Inmarsat shall have no supervisory control over their Work, and nothing in this Article shall relieve the Contractor of any of its obligations under this Contract, or of its responsibility for any acts or omissions of its Key Personnel.

D.	The Parties agree that retirement, leave of absence, transfers due to promotions or personal reasons are valid reasons for Key Personnel moving off the project. Contractor will seek replacement Key Personnel for Inmarsat’s consideration.

Article 23. Applicable Law and Arbitration

A.	This Contract shall be governed by and construed in accordance with the laws of England and Wales without reference to the conflict of laws rules thereof.

B.	The Parties shall promptly and in good faith attempt to resolve any issues in the forum of regular review meetings. Should an issue not be resolvable in this forum the Parties shall agree a joint written statement of the issue and within 5 (five) working days senior management who have overall responsibility of the Work shall meet in an attempt to resolve the issue within 10 (ten) working days.

C.	If the issue can be resolved at any time by use of an expert, or experts, to determine specific technical or financial issues then the Parties may, at their sole discretion, agree to refer the issue to an independent third party to resolve. The costs of the expert(s) are to be divided between the Parties as determined by the expert(s).

D.	If the Parties cannot resolve the dispute between themselves following the process above then either Party has the option to submit the issue to arbitration. Subject to Paragraph 23 E below, resolution by arbitration shall be under the Rules of the London Court of International Arbitration in effect on the date that the arbitration is initiated.

(1)	A sole arbitrator shall be appointed by the Court, unless the Parties agree in a particular case that the tribunal should consist of more than one arbitrator, or unless the Court determines in view of all the circumstances of the case that a three (3) member tribunal is appropriate.

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(2)	The place of arbitration shall be London, England and the language of arbitration shall be English.

(3)	Responsibility for paying the costs of the arbitration, including the costs incurred by the Parties themselves in preparing and presenting their cases, shall be apportioned by the tribunal.

(4)	The tribunal’s decision shall be given in writing and shall state the reasons upon which it is based.

(5)	The tribunal’s decision shall be final and binding on the Parties as from the date it is made.

(6)	Injunctive relief may be sought only prior to the arbitration process or with consent of the tribunal once arbitration has commenced.

(7)	Judgment upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

E.	The Parties recognise that the subject matter of this Contract is unique, and that damages may not be adequate under some circumstances. For these reasons, the Parties agree that the tribunal shall be empowered to decree specific performance.

F.	Only if the dispute cannot be resolved by arbitration (e.g. the arbitrator refuses to accept jurisdiction or the dispute refers to a point of law) may the Parties refer the dispute to the English courts.

G.	In the event of termination of this Contract under the provisions of Article 21 entitled Termination, should either Party wish to bring a dispute related thereto to arbitration, as detailed within this Article 23, it shall do so within eighteen (18) months of such termination.

Article 24. Public Release of Information

A.	During the performance of this Contract and within a reasonable time before the issuance of any news release, article, brochure, advertisement, prepared speech to the public at large, and other information to the public concerning the work performed or to be performed under this Contract, the Contractor shall obtain the written approval of the Inmarsat concerning the content and timing of such release. Such approval shall not be unreasonably withheld.

B.	This Article does not pertain to any information the Contractor uses to report to senior management nor does it apply to program information included in proposals since this type of data is not provided to the public at large however Inmarsat’s permission is always required in circumstances where Contractor wishes to cite Inmarsat as a customer reference.

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Article 25. Inmarsat’s Responsibilities

The following responsibilities shall be discharged by Inmarsat at no cost to the Contractor or Contractor’s subcontractors performing work under this Contract.

A.	Inmarsat shall, in support of Contractor’s delivery of NCC-Gateway(s) under this Contract, furnish facilities at the sites stated in Contract Exhibit A, Statement of Work. Such IFE/IFI will be subject to Contractor’s review for adequacy.

B.	Inmarsat shall provide beneficial access to and make such facilities, equipment available to the Contractor, including Contractor’s subcontractors performing work under this Contract, for purposes of Contractor’s performance of its obligations under this Contract.

C.	In the event Inmarsat fails to comply with the schedule required to fulfill the requirements for paragraphs 1 and 2 above, or the IFE/IFI is inadequate or deficient, then Contractor shall be entitled to an equitable adjustment in the delivery schedule (to a maximum of a day-for-day slip in schedule) and an equitable price adjustment provided it has used all reasonable efforts to mitigate the effects of such a failure by Inmarsat..

Article 26. Correspondence

All correspondence, including notices, reports and Data and Documentation to be provided to Inmarsat or Contractor under this Contract shall be sent to the appropriate point(s) of contact as follows:

To Inmarsat:	To Contractor:
Inmarsat Global Limited	Lockheed Martin Integrated Systems & Solutions
Attn: ****	Attn: ****
99 City Road	P.O. Box 8048
London	Philadelphia
EC1Y 1AX	PA 19101
United Kingdom	U.S.A.

Any Party may change its designate point(s) of contact upon prior written notice to the other Parties.

Except as otherwise expressly provided elsewhere in this Contract, any notice, request or

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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report shall be deemed to have been served on the date it is actually received if delivered by hand or by mail, or if sent by facsimile upon machine acknowledgment of same, or time of delivery of other electronic means (e.g. e-mail) . Facsimile notices or e-mail notices are to be followed up in writing promptly with appropriate expedited delivery.

Article 27. Surviving Article

The following Articles shall survive the completion, expiration or termination of this Contract: Article 4 (Taxes and Duties); Article 6 (Payment); Article 13 (Disclosure and Use of Information by the Parties); Article 14 (Rights in Intellectual Property); Article 15 (Patent and Intellectual Property Indemnity); Article 17 (Limitation of Liability); Article 18 (Indemnification); Article 23 (Applicable Law and Arbitration); Article 32 (Maintenance after Warranty); and this Article 27 (Surviving Articles).

Article 28. Enforcement of Remedies

Unless expressly stated to the contrary within a specific Article, all rights and remedies hereunder shall be cumulative and may be exercised singly or concurrently. Failure by any Party to enforce any of its rights and remedies under this Contract shall not be deemed a waiver of future enforcement of such rights and remedies or any other rights and remedies hereunder.

Article 29. Assignment

A	Neither Party’s interests in this Contract may be assigned or novated to a third party outside such Party’s Group of Companies without the prior written consent of the other Party, which consent will not be unreasonably withheld.

B.	This Contract shall only be assignable, in whole or in part, by either Party to a parent company if applicable. The Contract may also be assignable, in whole or in part by either Party to a wholly owned affiliated company or subsidiary of a Party subject to the other Party’s prior written consent which consent shall not be unreasonably withheld or delayed. More specifically, a Party seeking such assignment to a wholly owned affiliated company or subsidiary shall provide reasonable advance notice to the other Party of any such assignment and include with such notice all reasonable information about the assignee's financial viability and ability to perform the remaining Work or obligations. The approving Party’s ability to withhold consent to an assignment shall be limited to a good faith determination that the assignee is not sufficiently financially viable or does not have the capability to satisfactorily complete its performance obligations under the Contract.

C.	The consent requirements set above shall apply to contracts novated within the Party’s Group of Companies due to acquisition or corporate re-organization.

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Article 30. Miscellaneous Provisions:

A.	Language: This Contract, and all Deliverable Documentation, reports and other written materials, and all communications between the Parties pursuant to performance of this Contract, shall be in the English language.

B.	Units of Measure: Measurement units routinely utilized by Contractor in its daily business operations shall be the measurement units used for drawings and technical documents supplied to any Party by another Party pursuant to performance of this Contract.

C.	Interpretation: The Article headings herein shall not be considered in the interpretation of the text of this Contract.

D.	Severability of Provisions: If any provision of this Contract is found to be invalid or unenforceable, it shall not affect any other provision of this Contract, and the invalid or unenforceable provision shall be replaced with a provision consistent with the original intent of the Parties.

E.	Time Limits: Unless otherwise stated, any time limits to which this Contract binds the Contractor or Inmarsat shall be counted in calendar days from the day following that of the event marking the start of the time limit, and shall end on the last day of the period laid down. When the last day of a time limit is a Saturday or Sunday, or a legal holiday in the country in which the particular contractual performance is required, such time limit shall be extended to the first working day that follows. In case of conflicting time limits the UK time shall take precedence.

Article 31. Documents Supplied by Inmarsat

A.	This Article shall apply to any and all documents that Inmarsat is required to provide to the Contractor pursuant to this Contract. Inmarsat warrants that the interface control documents and other technical documents that Contractor will rely upon during the course of this Contract listed in Exhibit -L entitled “Inmarsat Provided Technical Documentation” that it provides under this Contract shall be accurate.

B.	The Contractor shall exercise due care to ensure that such documents contain no manifest errors. This Article shall not apply to any errors or omissions in the documents that would not be reasonably discoverable by the Contractor exercising due care. However, if such errors or omissions are discovered, then the Contractor shall notify Inmarsat without delay.

C.	With respect to documents supplied to Contractor by Inmarsat, the Contractor shall be presumed to be satisfied that they contain no manifest errors, and that they are timely, unless the Contractor gives Inmarsat written notice that it is not so satisfied within fifteen (15) days, or as otherwise reasonably agreed between the Parties, after Contractor receives such documents. On a case-by-case basis, the Contractor may request a longer period to examine the documents, but such request must be made within the said fifteen (15) day period, and Inmarsat shall not be required to grant such an extension.

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D.	In addition to the obligations in Paragraphs B and C above, if the Contractor concludes, at any time during the performance of this Contract, that there are inaccuracies or inconsistencies in any documentation supplied by Inmarsat or that it is not complete or sufficient to enable the Contractor to perform the Work, the Contractor shall immediately refer the matter to Inmarsat for resolution, or the definition of a work-around, before proceeding with any Work affected by such deficiencies.

E.	For the avoidance of doubt, if Inmarsat does not receive timely notice that the Contractor is not satisfied with any of the documents supplied by Inmarsat pursuant to this Contract, or if the Contractor proceeds with any Work in contravention of this Article, the Contractor shall be neither relieved of its obligation to perform the Work as intended, nor entitled to any related increase in Price or extension of the delivery schedule.

F.	All documents listed in Exhibit I shall be delivered to Contractor at or before the times given in Exhibit I.

Article 32. Maintenance after Warranty

After expiration of the Warranty Period, Inmarsat shall have the option to have Contractor provide maintenance in accordance with the warranty requirements in Exhibit A entitled Statement of Work, for an initial period of a year. Inmarsat is entitled to further renewals of this maintenance on an annual basis for a further three (3) years at the firm fixed price set forth in Exhibit I less any amount described under Article 12 B provided that Inmarsat provides Contractor with a minimum of two (2) months notice of such intention to renew.

Article 33. Options

A.	Inmarsat shall have the unilateral right to exercise an option for delivery of any of the separately priced option items in the quantity and at the price specified in the in Exhibit I. Inmarsat may exercise such option pursuant to the provisions hereof by providing written notice to be received by Contractor not later than the option Exercise date specified herein. Any such notice shall make reference to this Article and shall clearly specify the option item being exercised.

B.	If Inmarsat elects to exercise any option under this Article, the Parties agree to modify this Contract to incorporate appropriate changes applicable to the option. In such an event, Contractor shall prepare and submit to Inmarsat within a reasonable period a proposed contract modification. The Parties shall negotiate to reach mutual agreement relative to such changes. Pending formal modification of this Contract, the Parties recognize and agree that the terms and conditions of this Contract, as unchanged, will continue in full force and effect.

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C.	Option prices exclude all taxes, duties, imposts, assessments and fees, including tariff and value added taxes.

D.	Commencing 1 January 2009, the option prices set forth in Exhibit I, Options expiring 31 December 2008 for Option Item Numbers 6 and 7 shall be escalated **** percent per annum to the Option exercise date of the 31 December 2008 price. Such prices shall be valid through 31 December 2009. In the event option item numbers 6 and 7 by 31 December 2009, the Parties agree that the prices shall not be subject to further escalation but subject to renegotiation.

Article 34. Incentives for Early Delivery

In the event that Site Acceptance for the first NCC-Gateway occurs prior to its scheduled date set forth in the Schedule of Site Acceptance (22 October 2008) the Contract Price and Payment Plan (as detailed in Exhibit E hereto) for Contract milestone six (6) as detailed in Exhibit A, entitled Statement of Work, shall increase by $**** for every full calendar day between the date of scheduled Site Acceptance and actual Site Acceptance up to a maximum of $****.

Article 35. Technical Data Deposit

In the event of the Contractor’s default as determined in accordance with the provisions of Article 21 Termination for Default, or in the event of the Contractor’s insolvency or in any other circumstances where the Contractor is unwilling or unable to maintain or support on reasonable terms and conditions the Deliverable Items, their improvements and modifications, then Inmarsat shall be entitled (without prejudice to any other pre-existing rights hereunder) to obtain and non-exclusively enjoy without restriction, full, royalty-free, worldwide use of the source code developed under this Contract by Contractor, design documentation, design drawings and manufacturing production and process information provided by Contractor under this Contract.

Article 36 Inmarsat Property and Facilities

1	With respect to all equipment, facility or other property provided to Contractor by Inmarsat, or any of Inmarsat’s other contractors, pursuant to Exhibit A, the following terms and conditions shall apply:

A	Contractor shall exercise due care to ensure that such equipment, property or facility, upon reasonable examination by Contractor within fifteen (15) days of receipt, is suitable for the purpose intended in connection with the performance of the Work under this Contract. If Contractor is not so satisfied, Contractor shall give Inmarsat written notice to that effect as soon as possible. In the case

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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of deficiencies that should be reasonably discoverable upon receipt and examination, such notice must be given within fifteen (15) days after receiving the relevant equipment, property or facility, otherwise the equipment, property or facility shall be deemed suitable for its intended purposes.

B	Contractor shall ensure that such property, equipment or facility is used solely in the performance of this Contract.

C	Title to all property and equipment and each facility provided by Inmarsat shall at all times remain with Inmarsat, and Contractor shall ensure that no claim, lien, pledge, mortgage, security interest, or other encumbrance attaches to such property, equipment or facility as a result of any act or omission of the Contractor or any of its Sub-Contractors.

D	Contractor shall return such property, equipment to Inmarsat or cease use of any facility on request by Inmarsat or when it is no longer required in connection with the performance of any Work under this Contract, or in the event of termination of this Contract (whichever is sooner). The costs associated with returning the property, equipment or ceasing use of the facility shall be borne by Contractor.

E	Contractor shall bear the risk of loss of or damage to such equipment or property from the time that it arrives on the premises of Contractor or any of its Sub-Contractors and for so long as it remains in their custody or from the time of use in case of a facility. When the property is returned to Inmarsat pursuant to Paragraph 1 (D) of this Article, the risk of loss or damage while in transit shall be borne by the Contractor.

F	Responsibility for any taxes or duties associated with the delivery, use, or return of such property, equipment or facility shall be in accordance with Article 4, Taxes and Duties.

Article 37. Entire Agreement

This Contract, together with the agreement for development of a Core Module which Contractor is obliged to undertake with a selected manufacturer in order to satisfy the requirements of this Contract constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior or existing correspondence, representations, proposals, negotiations, understandings, or agreements of the Parties, whether oral or written. The Parties also hereby acknowledge that there are no collateral contracts between them with respect to the subject matter hereof. This Contract may be signed in counterparts and each original counterpart shall be deemed binding on each Party collectively and individually. A person who is not a Party to this Contract has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Contract but this does not affect any right or remedy of a third party which exists or is available apart from that Act or any right of a Party to this Contract to enforce any term of this Contract for and on behalf of such third party where applicable.

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IN WITNESS WHEREOF, THE Parties hereto have caused there legally authorized representatives to execute this Contract.

Lockheed Martin Integrated Systems & Solutions		Inmarsat Global Limited

By:	/s/ ****	By:	/s/ ****
Name:	****	Name:	****
Title:	****	Title:	****

Date:	22 December 2006	Date:	22 December 2006

By:	/s/ ****
Name:	****
Title:	****

Date:	22 December 2006

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Exhibit A	Statement of Work

Refer to; INMARSAT GLOBALISED VOICE SERVICE – Infrastructure and Technology V2.8h

	Ref:	INMARSAT GLOBALISED VOICE
Issue: Draft V2.8h
Date:
Page: 1 of 81
Inmarsat Globalised Voice Project		06-4318
Statement of Work

INMARSAT GLOBALISED VOICE

SERVICE – Infrastructure and Technology

Exhibit A - STATEMENT OF WORK

FOR CONTRACTOR EVALUATION USE ONLY - NOT FOR FURTHER DISTRIBUTION

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1		INTRODUCTION		6
	1.1		PURPOSE AND SCOPE	6
	1.2		PROGRAMME OVERVIEW	6
	1.3		DOCUMENT HIERARCHY	6
	1.4		DEFINITION METHODOLOGY	8

2		OVERALL RESPONSIBILITIES		9

	2.1		CONTRACTOR RESPONSIBILITIES	9
	2.2		EQUIPMENT AND SERVICES	10
	2.3		MILESTONES AND SCHEDULE	12
	2.4		INMARSAT RESPONSIBILITIES	12
		2.4.1	Consequent Contractor Responsibilities	15

3		PROJECT AND SCHEDULE CONTROL		15

	3.1		PROJECT PLANNING AND CONTROL	15
	3.2		REVIEW MEETINGS	16
		3.2.1	Milestone Review Meetings	16

		3.2.2	Progress Reporting	23

		3.2.3	Extraordinary Management Meetings	24

	3.3		PROJECT SCHEDULING	24
	3.4		PROJECT TEAM	25
	3.5		LOCATION OF THE WORK	26
	3.6		INMARSAT RIGHT OF ACCESS	26

4		QUALITY AND CONFIGURATION CONTROL		26

	4.1		QUALITY ASSURANCE	26
	4.2		QUALITY CONTROL	28
	4.3		RELIABILITY	28
	4.4		CONFIGURATION MANAGEMENT	29

5		TEST AND INTEGRATION		30

	5.1		GENERAL TEST REQUIREMENTS	30
		5.1.1	Design Proving/Prototype Testing	32
		5.1.2	**** Testing	32

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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		5.1.3	**** Integration Testing	33

		5.1.4	Globalised Service Demonstration and System Integration	33

		5.1.5	**** Acceptance Testing	33

		5.1.6	**** Acceptance Tests (****)	35

		****	**** Acceptance Testing (****)	39

		5.1.8	Commercial Operations	41

6		DELIVERY AND INSTALLATION		42

	6.1		NCC-GW SITE SURVEYS	42
	6.2		EQUIPMENT DELIVERY PREPARATION	43
	6.3		EQUIPMENT TRANSPORTATION AND SHIPMENT	44
	6.4		SITE INSTALLATION AND INTEGRATION	44

7		TRAINING		45

		7.1.1	General Requirements	45

		7.1.2	Operator Training Requirements	46

		7.1.3	Engineering Training Requirements	47

8		WARRANTY AND MAINTENANCE		48

		8.1.1	General Requirements	48

		8.1.2	Warranty and Support Requirements	49

	8.2		SUPPORT DURING WARRANTY AND MAINTENANCE	49

		8.2.1	Provisioning of Spares	49

		8.2.2	Preventive Maintenance	50

		8.2.3	Emergency Maintenance	50

		8.2.4	Warranty and Maintenance Plan	50

	8.3		WARRANTY AND MAINTENANCE PROCEDURES	52
		8.3.1	Warranty and Maintenance Support And Fault Reporting	52

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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	8.4		TELEPHONE ON-CALL TECHNICAL WARRANTY AND MAINTENANCE SUPPORT	52
	8.5		FAULT REPORTING	53
		8.5.1	On-site Attendance	54

	8.6		PROBLEM RESOLUTION	54
		8.6.1	P1 Resolution	54

		8.6.2	P2 Resolution	55

		8.6.3	Regression Testing	55

	8.7		STATUS REPORTING	56
	8.8		WARRANTY AND MAINTENANCE CHANGE CONTROL	56
		8.8.1	Document Updates	56

		8.8.2	Software and Hardware Updates	57

		8.8.3	Consolidated Software Releases	57

		8.8.4	Requirements of Software Releases	58

		8.8.5	Reference Test Bed	58

		8.8.6	Release Control	58

		8.8.7	Routine Field Support Activities	60

9		DELIVERABLE DOCUMENTATION		60

10		FACILITIES REQUIREMENTS		70
	10.1		SITE REQUIREMENTS	70
	10.2		ENVIRONMENTAL CONDITIONS	72
	10.3		HEALTH AND SAFETY	72
	10.4		TEST FACILITIES	72
		10.4.1	Reference Test Bed (RTB)	72

	10.5		ACCESS TO REFERENCE TEST BED	73

11		OPTIONS		73

	11.1		BGAN GATEWAY CORE NETWORK UPGRADE	74
	11.2		REFERENCE TEST BED (RTB) SWITCH	74

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	11.3		PRE-COMMERCIALIZATION TEST SUPPORT	75
	11.4		MONTHLY WARRANTY AND MAINTENANCE EXTENSION	75
		11.4.1	Warranty Alignment	75

		11.4.2	Maintenance Extension	75
	11.5		CENTRALIZED NCC/4th GATEWAY	75
	11.6		NCC/GATEWAY 432 CIRCUIT EXPANSION	76

12		APPENDIX A – ABBREVIATIONS		77

13		APPENDIX B – SCHEDULE		79

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1	Introduction

1.1	Purpose and Scope

This Statement of Work (SOW) defines activities to be performed by the Contractor for the design and implementation of infrastructure and technology to support the Globalised Service portion of the Inmarsat Globalised Voice System.

1.2	Programme Overview

The Inmarsat Globalised Voice System is a platform to provide predominantly handheld satellite communication services using the GMR-2+ Air Interface over the Inmarsat-4 satellite constellation.

The Inmarsat Globalised Voice System is to be developed in two phases. In the first phase (known hereafter as the “Interim Service”) Inmarsat will establish a regional service over the Inmarsat-4 F1 satellite only using legacy technology.

The second Inmarsat Globalised Voice phase (known hereafter as the “Globalised Service”) will establish a global service over the Inmarsat-4 F1, F2 and F3 satellites. The Globalised Service will demand modifications and improvements to the GMR-2+ Air Interface to optimise link-budget and resource utilisation in an Inmarsat-4 environment.

This SOW document specifies the requirements for the Globalised Service only.

1.3	Document Hierarchy

This Statement of Work defines activities to be conducted towards establishing the Globalised Service in order to achieve the performance requirements and service readiness dates.

The activities that need to be performed include but are not limited to:

•	Requirements definition, functional decomposition, design and verification of GMR-2+ Air Interface adaptations to support Inmarsat-4 operation

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•

Requirements definition, functional decomposition, design, implementation, integration, test and installation of NCC-GW equipment (software, hardware, firmware and associated interfaces to external equipment) at three earth station sites 1) Fucino, Italy , 2) Hawaii, USA, 3) Subic Bay, Philippines. The NCC-GW is a network entity functionally equivalent to the GSM Base Station Subsystem in the Inmarsat Globalised Voice architecture. It provides common signalling, dedicated signalling, traffic channels and associated signalling to support telecommunications services over I-4.

•	Flowdown of the technical/specification of the MSC/VLR interface to the NCC-GW

•	Adoption of the RF Subsystem and I-4 satellite transponder performance at the three operational sites

•	Programme management from the initial definition phase through Warranty Period(including preparation and conduction of Design Reviews as further described in Section 3.2.1)

•	Incremental sub-programme testing encompassing unit, subsystem and system integration, installation and acceptance

•	Delivery, integration and acceptance testing of the NCC-GW.

•	End-to-end performance demonstration of the system through on-site acceptance testing to demonstrate compliance with performance goals

•	Engineering and operations training

•	Maintenance and warranty activities

•	The set-up and the upkeep of a sufficiently-sized reference test bed facility at the Contractor’s premises) through the Warranty Period.

•	Provision of documentation in both electronic and hardcopy forms, as further described in Section 9 of this Statement of Work.

This Statement of Work forms part of the overall Inmarsat Globalised Voice project. The overall Inmarsat Globalised Voice project encompasses the design, development, implementation and test of the end-to-end Globalised Service including User Terminal, switchgear and related infrastructure required to deliver enhanced GMR-2 services over Inmarsat-4 satellites. The Contractor is responsible only for the requirements as set forth in this Statement of Work.

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The contract documentation has been structured to clearly

1.	Identify the requirements that the Contractor and Inmarsat is required to meet under this contract

2.	Present the system technical and performance requirements in the form of a System Requirements Specification (SRS) which is supplied with this Statement of Work (SOW)

The requirements covered by this SOW appear in a number of documents. The overall applicability of each document is defined in Table 1.

Precedence	Document	Applicability	Content Summary
1	Contract	Mandatory	Contract articles between Inmarsat and the Contractor

2	Statement of Work (SOW)	Mandatory	Outlines how the work is to be organised, managed and controlled.

3	System Requirements Specifications (SRS)	Mandatory	Identifies the technical and operational requirements for the work.

4	ETSI GMR-2 Specifications	Mandatory	Specifies the GMR-2+ Air Interface

5	ETSI GSM Specifications	Mandatory	Specifies the Terrestrial GSM system

Table 1 Inmarsat Globalised Voice System Documentation

Where conflicts between requirements in documents occur, the document with the highest level of precedence (indicated above) shall apply. The Contractor shall inform Inmarsat of any substantive conflicts between specifications in this hierarchy.

1.4	Definition Methodology

The meaning of the following terms is appropriate throughout this SOW and its subsidiary documents:

Shall Represents a mandatory requirement that must be implemented in full by the Contractor or Inmarsat as noted.

Should Represents a desirable requirement whose implementation (in full or in part) is considered advantageous to the service.

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Text that does not contain either shall or should is to be considered as background information, provided to explain further the rationale behind the overall project and requirements.

2	Overall Responsibilities

2.1	Contractor Responsibilities

This section sets out Contractor responsibilities under this Contract.

1.	Except as set forth in Section 2.4, the Contractor shall be fully responsible for all tasks related to the design, development, fabrication, integration, delivery and testing of the Inmarsat Globalised Service Network Control Centre/Gateway (NCC-GW), User Terminal Test Prototype [Under a separate contract], required modifications of the air-interface, GMR-2+, Interface Definition and integration between the MSC/VLR and NCC-GW and delivery/installation of Reference Test Bed (RTB).

2.	The NCC-GW shall be integrated by the Contractor to the RF Subsystem (supplied by Inmarsat), I-4 satellite (supplied by Inmarsat), UT Test Prototype (supplied by the Contractor under separate contract) and MSC/VLR (supplied by Inmarsat) at the three operational sites.

3.	The Contractor shall be fully responsible for system validation of correctness and performance of the GMR-2+ Air Interface resulting from any modifications required under this contract.

4.	The Contractor shall be fully responsible for the integration and end-to-end verification of the Inmarsat Globalised Service network at the reference test bed and at the three operational NCC-GW sites, both hardwired and over-the-satellite in order to (a) undertake MO and MT services (b) demonstrate and characterise performance in terms of call quality, load handling, congestion, call arrival rate, link margin, stability and resilience. Demonstration of compliance against quantitative performance targets requiring controlled conditions shall be performed only at the reference test bed (Factory).

5.	The Contractor shall be responsible for all programme management tasks including formal reporting to Inmarsat on programme status.

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6.	The Contractor shall plan for the work being conducted in accordance with the contractual milestones and associated schedule identified in Table 2 Section 2.3 below.

7.	Except as provided for in Article 7, Acceptance of NCC-Gateways(s) and Deliverable Documentation set forth in the Contract terms, Inmarsat’s timely approval shall be required for successful completion of all contractual milestones as specified in the Statement of Work and contract Terms and Conditions.

8.	The Contractor shall prepare for submission the standardisation of any and all modifications to the GMR-2+ Air Interface through the European Telecommunications Standards Institute (ETSI). Inmarsat shall be responsible for the submission of the GMR-2+ Air Interface with the Contractor’s technical assistance.

9.	Except as provided for in Article 7, Acceptance of NCC-Gateways(s) and Deliverable Documentation set forth in the Contract terms, acceptance criteria of any element of the program shall be set forth in the mutually agreed applicable Acceptance Test Plans.

2.2	Equipment and Services

Equipment and services to be provided under this Contract are the following:

1.	The ground segment consisting of combined Network Control Centre–Gateway (NCC-GW) facilities installed at designated Inmarsat site locations at three (3) locations, nominally Europe, America and the Phillipines. The locations are Fucino (Italy), Hawaii and Subic Bay. The Contractor shall deliver, install, integrate and commission the NCC-GW equipment to the three (3) sites per the programme schedule.

2.	The Contractor shall be responsible for specifying the ICD requirements for the MSC/VLR/Core Network entities. The Contractor shall develop ICD requirements for the RF subsystems conforming to mutually agreed performance requirements. The MSC/VLR and RF Subsystems are to be supplied by Inmarsat for interfacing to the NCC-GW.

3.	The Contractor shall be responsible for integration of the MSC/VLRs with the NCC-GWs at the three operational NCC-GW sites and reference test bed including debug and integration of Core Network

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services covering the full range of GMR-2+ services (including new requirements such as MO and MT Short Messaging and Location Based Services).

4.	The Contractor shall be responsible for integration of the RF subsystem to the NCC-GWs and for integration of the satellite global resource management system (GRM) with the NCC-GW at the three operational sites.

5.	The Contractor shall be responsible for integration of the User Terminal Test Prototype with the NCC-GWs at the three operational NCC-GW sites and reference test bed

6.	The Contractor shall develop test procedures and develop or procure test equipment for the purpose of Factory Acceptance Tests (FAT). The Contractor shall execute such Factory Acceptance Tests.

7.	The Contractor shall ensure proper integration and inter-working with external subsystems, by performing end-to-end communications service verification of the Inmarsat Globalised Service. External subsystems are the following:

a.	Global Resource Manager (GRM)

b.	PSTN/PLMN

c.	Gateway Antenna RF/IF

d.	I-4 satellite

e.	Operations and Maintenance Centre

f.	User Terminal Test Prototype

8.	Except for Inmarsat supplied CFE/CFI, the Contractor shall provide all equipment, executable software, firmware and associated documentation necessary to build, install, configure, operate and maintain the NCC-GWs. The NCC-GW equipment shall include cabling, installation materials, but exclude site facilities, external connections and consumables which shall be provided by Inmarsat in accordance with Section 2.4 of this SOW.

9.	The Contractor shall deliver to Inmarsat, compliant to U.S. Export control, all application software, standard third party COTS software,

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data definitions, interface control documents, databases and necessary data and documentation required for the operation and maintenance of all site and test equipment delivered under any contract for the work described in this SOW. The Contractor shall not be required to deliver source code.

10.	The Contractor shall be responsible for producing site layout plans in liaison with Inmarsat (and the site operator) showing where equipment is to be installed, cable runs, power layout, earth points, etc. (cf. Site Installation Document, to be supplied separately).

11.	The Contractor shall develop and deploy a reference test bed (RTB) facility at the Contractor premises for purposes of debugging, performance benchmarking and integration testing.

2.3	Milestones and Schedule

See Appendix B, Program schedule

No.	Milestone Activity	Required Completion Date
1	Kick-off Review (KOR)	See Program Schedule
2	Preliminary Design Review (PDR)	See Program Schedule
3	Final Design Review (FDR)	See Program Schedule
4	Site Readiness Review (SRR)	See Program Schedule
5	Factory Acceptance Test Review (FATR)	See Program Schedule
6	Placement of NCC/GW Purchase Order	See Program Schedule
7	Site Acceptance Test Review (SATR) for Site 1	See Program Schedule
8	Site Acceptance Test Review (SATR) for Site 2	See Program Schedule
9	Site Acceptance Test Review (SATR) for Site 3	See Program Schedule
10	Site 1 Acceptance	See Program Schedule
11	Site 2 Acceptance	See Program Schedule
12	Site 3, Final Acceptance	See Program Schedule

Table 2 Milestone Schedule Contractor Responsibilities

2.4	Inmarsat Responsibilities

Inmarsat shall be responsible for providing the following:

1.	Provisioning of the site facilities, no later than **** days prior to SRR, including adequate floor space for equipment and racks, and associated infrastructure facilities (e.g. civil works, air conditioning, mains AC and DC power, UPS, temporary storage, site access, cable ways etc.) and temporary use of existing COTS test equipment.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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2.	Installation of antenna and associated RF/IF equipment shall be completed at all 3 designated **** weeks prior to SRR.

3.	Obtaining and providing evidence of such to the Contractor all necessary local RF operating licences for test sites including radiation test at least **** weeks prior to SRR.

4.	If a designated site is not operated by Inmarsat then Inmarsat shall be responsible for obtaining proper authorisation, access and co-operation for the Contractor to fulfil their contractual obligations and for ensuring that Contractor equipment is safe-guarded at the site.

5.	Office facilities and amenities for Contractor staff at the nominated site plus Inmarsat HQ, including reasonable use of telecommunications, at EDC **** months.

6.	Provide finalized Interface Control Documents for all Inmarsat provided external interfaces to the NCC-GW at EDC +**** month.

7.	Provide two Global Resource Managers (GRM), with diagnostic capability to determine failure modes, or a functionally equivalent device no later than EDC **** months(TBC).

8.	Inmarsat to make available according to the program schedule, each associated NCC-GW site’s GRM for integration and end-to-end system testing.

9.	Procuring and installing MSC/VLR and other Core Network entities (e.g. HLR, SMSC) and RF Subsystem equipment at the three operational sites based on ICDs supplied by the Contractor. Inmarsat and/or its Core Network suppliers shall provide Core Network support to the factory and site integration and testing including support to the development of test plans, procedures and conduct of testing.

10.	Inmarsat shall make available and support the integration of the SMS-C, EIR, OSS and Legal Interception nodes at both BGAN gateways for the purposes of integration with the Contractor provided BGAN Core Network Upgrade and ETE Acceptance Testing.

11.	Inmarsat shall make available their SMS-C to support Contractor Factory Acceptance Test, Inmarsat shall provide connectivity to the Contractor’s factory and shall also provide SMS-C operations support during testing.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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12.	Inmarsat shall make available, according to the program schedule, each NCC-GW site’s associated I-4 satellite for integration and end-to-end system testing.

13.	Procuring and installing test-MSC/VLR and other Core Network entities (e.g. HLR, SMSC) for use at the Reference Test Bed (title to the test-MSC/VLR will remain with Inmarsat).

14.	Inmarsat shall be responsible for upgrade of the BGAN Core Networks at Fucino, Italy and Hawaii, USA to MSC-Server Release 13, MGW Release R5 prior to the Contractor initiating customisation of the BGAN switches.

15.	Inmarsat shall be responsible for conducting the integration and testing with the BGAN RAN and providing long line connectivity for integrating BGAN Satellite RAN with the RTB. The Contractor shall make the RTB available for these tasks and shall support the conduct of these tasks.

16.	Ensuring the availability of subsystems that interface to the NCC-GWs at their respective on-site locations, three weeks prior to SRR, to enable the Contractor to complete Site Acceptance Tests and end-to-end verification of Globalised Service performance.

17.	Inmarsat shall provide broadband network connectivity from each gateway site location to the factory in Valley Forge, PA, USA (VF) starting **** days prior to installation and continuing through the warranty period.

18.	All consumables identified in Section 2.2 Item 4.

19.	COTs RF equipment defined in Section 5.1

20.	Inmarsat shall provide one on-site technician at each NCC-GW site location as defined in section 6.4 for the duration of Site Acceptance Testing

21.	Inmarsat shall be responsible for the conduct of any **** Vocoder MOS Testing as well as any modifications to the algorithms required to improve performance.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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22.	Inmarsat shall be responsible for software licences and facilitating delivery SED Geoutilities package and associated tools (i.e. Mapinfo format country boundary maps from Europa Technologies) as per section 5.1.3.2.2 of the System Requirements Specification.

2.4.1	Consequent Contractor Responsibilities

In order to make use of the Inmarsat provided items noted in Section 2.4, the Contractor shall undertake the following

1.	The Contractor shall provide a final NCC-GW Facilities Requirement Specification not later than the Preliminary Design Review (PDR).

2.	The Contractor shall be given formal and sufficient access to the site at installation and test time on condition that the Contractor:

•	Notifies Inmarsat formally of the intent to visit at least **** weeks before the actual day.

•	Adheres to all site procedures and regulations in place at the site (e.g. safety, security, on-site working hours, etc.).

•	Provides final details (by FDR) of the equipment (i.e. floor sizing, etc.) requirements and facilities required to enable installation at the sites.

•	Provides the necessary information to Inmarsat in order to obtain local RF operating and test licences.

3	Project and Schedule Control

3.1	Project Planning and Control

1.	Contractor (and subcontractor) management and development processes shall adhere to appropriately tailored Contractor ISO-9001 (or equivalent) processes per the Project Management Plan (PMP).

2.	The Contractor shall develop and maintain a Project Management Plan (PMP).

3.	The PMP shall outline the various project activities to be performed together with the control procedures that are to be applied and project schedule

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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4.	The PMP shall describe the proposed management team structure together with the overall responsibilities (including any key subcontractors).

5.	The PMP shall describe how the Contractor will manage and provide visibility of all work undertaken by any key subcontractors.

6.	The Contractor shall maintain a Risk Management Plan (RMP).

7.	The Project Management Plan and Risk Management Plan shall be formally issued within **** weeks following receipt of written Inmarsat comments of the drafts presented at the Kick Off Review.

8.	The Contractor shall report status and provide Inmarsat with any subsequent updates to the PMP and RMP.

9.	Thereafter, the Contractor shall maintain the plans in line with the work being performed.

10.	The Contractor shall maintain all project documentation related to project planning and provide all deliverables in electronic form.

3.2	Review Meetings

3.2.1	Milestone Review Meetings

1.	The Contractor shall agree the time of meetings set forth in Table 3 with Inmarsat at least one month before each meeting.

2.	The Contractor shall provide an agenda for each project milestone review at least **** working days before the meeting to which Inmarsat may request additional items to be discussed.

3.	The Contractor shall plan and conduct the project review meetings defined in Table 3.

4.	The Contractor shall be responsible for assembling the relevant documentation and presentational material for all project reviews.

5.	The Contractor shall submit the documentation to be reviewed at the meeting in accordance with the document delivery schedule within this SOW.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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6.	Inmarsat intends to use Review Item Discrepancy (RID) forms for feeding back comments with respect to the documentation being reviewed. The Contractor will incorporate the hardcopy RID forms into its standard processes for reviewed documentation.

7.	The Contractor shall be responsible for documenting the review proceedings and monitoring the actions placed.

8.	The Contractor shall produce the minutes within five working days of the meeting.

9.	Inmarsat’s concurrence will be sought for the minutes of formal meetings

10.	Actions placed shall be tracked via a formally documented procedure.

11.	The Contractor shall implement an internal design review process on all hardware, firmware and software design activities in accordance with its standard procedures.

12.	The Contractor shall conduct process compliance audits to confirm that design processes are followed.

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No.	Review Meeting	Purpose	Inputs	Duration (Days)	Location
1	Kick-off Meeting (KOR)

This review shall include:

a) Communication lines and contact points for financial, contractual and technical matters;

b) Management plan(s) presentation and review including review of PMP, QAP, CMP, CAP

c) Short-term work plan review;

d) Accommodation of Inmarsat staff at site premises;

e) First review of the proposed GMR-2 Air Interface (AI) modifications

f) Risk Management Workshop including presentation and review of RMP.

			****	****	Contractor Premises

2.	PRELIMINARY DESIGN REVIEW (PDR)

This review shall include:

a) Review of the System Requirements Allocation, System Architecture, System Design, Operational Concepts and System Functional Specification. The Contractor is required to demonstrate that the contractually agreed requirements have been partitioned into a thorough and consistent system definition;

b) Review of the traceability mapping between the contractually agreed requirements and the system functional specifications and the further allocation to subsystems;

c) Identification of the external interfaces and review of preliminary interface control documents;

d) Review the network analysis and sizing that has been performed to dimension the system - this will be incorporated in the system functional specifications;

			****	****	Contractor Premises

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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No.	Review Meeting	Purpose	Inputs	Duration (Days)	Location

e) Review the overall System Test Plan. This will outline the various test stages to be conducted together with a schedule of development;

f) Review of radio equipment and operations training requirements.

g) Review of site infrastructure and facilities requirements.

h) Review of the GMR-2 Air Interface and proposed modifications.

i) Review of design proving and prototyping activities and plans

j) Review of operational availability reporting mechanism

The primary review material will be the documents delivered as review inputs. Inmarsat is expected to read and provide written comments for discussion at the meeting. This review material will be supplemented with summary presentation slides.

3.	FINAL DESIGN REVIEW (FDR)

This review shall include:

a) Review of the updated system documents from the PDR for completeness and consistency with requirements;

b) Review of the System Design Document end-to-end performance model showing predicted performance of service;

c) Review of segment design to subsystem level and including operations concepts and MMI interfaces;

d) Review of NCC-GW resource management algorithms and results of associated performance models.

e) Review of the test plans.

f) Finalisation of training plan

			****	****	Contractor Premises

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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No.	Review Meeting	Purpose	Inputs	Duration (Days)	Location

g) Finalisation of NCC-GW Facilities Requirements.

h) Finalise the GMR-2 Air Interface modifications for implementation

k) Review of status of action items from the PDR.

The primary review material will be the documents delivered as review inputs. Inmarsat is expected to read and provide written comments for discussion at the meeting. This review material will be supplemented with summary presentation slides.

****

4.	Site Readiness Review (SRR)	This review shall assess the readiness of the sites to accept delivery and installation of the Contractor NCC-GW equipment.	****	****	NCC-GW site #1

5.	Factory Acceptance Test Review (FATR)	This review shall include: a) Review of all outstanding issues with FAT Plan and FAT Procedures; b) Review of the FAT Readiness Report; c) Review of the Configuration Report;	****	****	Contractor Site (Factory)

6	Factory Acceptance Test Closure Review	This review shall include: Review of all FAT test results	****	****	Contractor Site

7.	**** Site Acceptance Test Review (SATR)

This review shall pertain to the **** NCC-GW site and include:

a) Review of any outstanding issues with SAT Plan and SAT procedures;

b) Review of SAT Readiness Report;

c) Review of SAT Configuration Report;

d) Review of Installation and Maintenance Manuals

			****	****	NCC-GW site #1

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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No.	Review Meeting	Purpose	Inputs	Duration (Days)	Location
e) Review of Site Transfer Document

8	**** Site Acceptance Test Closure Review	Review of the **** site acceptance test	****	****	NCC-GW site #1

9.	**** Site Acceptance Test Review (SATR)

This review shall pertain to the **** NCC-GW site and include:

a) Review of any outstanding issues with SAT Plan and SAT procedures;

b) Review of SAT Readiness Report;

c) Review of SAT Configuration Report;

d) Review of any outstanding issues from previous site acceptance

e) Review of Installation and Maintenance Manuals

f) Review of Site Transfer Document

			****	****	NCC-GW site #2

8	**** Site Acceptance Test Closure Review	Review of the **** site acceptance test	****	****	NCC-GW site #2

9	Final Site Acceptance Test Review (SATR)

This review shall pertain to the **** NCC-GW sites and include:

a) Review of any outstanding issues with SAT Plan and SAT procedures;

b) Review of SAT Readiness Report;

c) Review of SAT Configuration Report;

d) Review of any outstanding issues from previous site acceptance

e) Review of Installation and Maintenance Manuals

f) Review of Site Transfer Document

			****	****	NCC-GW site #3

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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No.	Review Meeting	Purpose	Inputs	Duration (Days)	Location
10	Final Site Acceptance Test Closure Review	Review of the final site acceptance test	****	****	NCC-GW site #3

11	Project Final Acceptance Review	Review of project completion, comprehensive of all requirements under the contract	****	****	Contractor Site

Table 3 : Milestone Reviews

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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3.2.2	Progress Reporting

1.	The Contractor shall supply a progress report to Inmarsat by the end of the second week of each month, and in time for the monthly progress review meeting covering:

•	Work performed during the reporting period;

•	Milestones met and/or achieved;

•	Progress against the schedule. Any slippage is to be identified together with remedial action;

•	Dependencies;

•	Problems experienced;

•	Activities planned for the next period;

•	Risk Log status;

2.	The format of the progress report shall be agreed with Inmarsat at the Project Kick-off Review meeting.

3.	The Contractor shall provide direct key subcontractor progress reports upon Inmarsat request.

4.	The Contractor shall conduct a **** progress meetings with on-site representatives of Inmarsat at Contractor’s premises or, alternatively, by telephone conference) where the following shall be discussed:

•	Current active tasks;

•	Technical and schedule aspects;

•	Status and progress;

•	Technical, contractual and managerial issues;

•	Risks and contingency measures (in the form of a Risk Log);

•	Current and potential problems;

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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5.	The Contractor shall minute the meeting proceedings capturing the key decisions and all actions taken.

6.	The Contractor shall produce the minutes and send them to Inmarsat within **** working days of the meeting.

7.	Inmarsat reserves the right to call for additional meetings.

3.2.3	Extraordinary Management Meetings

1.	At any point in the Programme, either Inmarsat or the Contractor shall have the right to call an Extra Ordinary Senior Management meeting, should a major issue arise.

2.	Each meeting shall require at least **** working days notification.

3.3	Project Scheduling

1.	The Contractor shall maintain a detailed activity schedule of all tasks to be undertaken for this contract.

2.	This schedule shall be maintained with a unique reference number in order that it can be regularly updated as work progresses.

3.	The schedule shall reflect the following overall breakdown levels:

•	Level 1: Project decomposed into phases;

•	Level 2: Phases decomposed into work packages;

•	Level 3: Work packages decomposed into tasks;

4.	All levels shall be maintained within one consistent schedule in order to ensure consistency between the levels.

5.	The Contractor shall define a suitable Work Breakdown Structure (WBS) and produce work package descriptions (WPD) for each level 2 activity.

6.	The Contractor’s WBS shall clearly identify the following key activities:

•	System Design

•	Segment Design

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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•	Subsystem Design

•	Implementation

•	Factory Acceptance Test

•	Site Acceptance Test

7.	The WBS shall be used to plan and organise the work.

8.	The WBS shall cover all project activities from EDC to the end of the warranty period.

9.	The Contractor shall progressively expand the WBS as required for management and reporting purposes.

10.	The schedule shall clearly identify the scope of design/development/test work that has been assigned to any key sub-Contractor(s).

11.	The programme schedule shall be developed and maintained using a project management tool. The following views shall be presented (as a minimum):

•	Bar Chart (Gantt) View—for basic completion status;

•	Network Activity View—for critical path analysis;

15.	The Contractor shall include a schedule showing work completed in the monthly progress report.

16.	The Contractor shall also provide Inmarsat with an electronic copy of the Monthly Report.

3.4	Project Team

1.	The Contractor shall assign a suitably qualified programme manager for the duration of this contract, specifically charged with the responsibility for all aspects of the Contract.

2.	The Programme Manager shall serve as the interface with Inmarsat for the duration of the Contract and at least until the end of the warranty period.

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3.	The Contractor shall support open lines of communications to respective representatives from each party with respect to technical matters.

3.5	Location of the Work

1.	The Contractor shall provide office accommodation at the main site that work is being conducted during the development and implementation phase. The accommodation shall be located to permit the greatest access to the LM team in accordance with security U.S. and Export control regulations.

2.	This accommodation shall provide space for at least **** Inmarsat resident staff plus up to two temporary visiting staff through FAT.

3.	Office accommodation shall include reasonable use of facilities including international telephone/facsimile lines and Internet connection.

3.6	Inmarsat Right of Access

Inmarsat will appoint a number of resident project co-ordinators who will work to monitor and facilitate where necessary the activities being undertaken on this contract.

1.	The Contractor shall allow the Inmarsat project co-ordinators access to the main work site, during normal business hours as well as during extended business hours as may be directed by the Program Office to meet program obligations, ,subject to US Export Control Restrictions.

2.	Visits to other work sites shall be supported at an agreed date and with specified objectives.

It should be noted that the on-site representative(s) will not be authorised to agree requirement or contract changes without going through the formal change process, as specified in the Contract.

4	Quality and Configuration Control

4.1	Quality Assurance

1.	The Contractor shall provide Quality Assurance in accordance with its Quality Assurance Plan (QAP).

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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2.	The Contractor shall nominate a team member to be fully responsible for overall QA on this project.

3.	This nominated team member shall have suitable experience and training with respect to ISO9001 (or equivalent) and its application to a large program.

4.	The software engineering approach and standards shall be defined in the **** Plan in accordance with Contractor’s standard policies and procedures.

5.	The Contractor shall submit as part of the QAP, an audit schedule outlining the audits (minimum of three) to be conducted throughout various points of each sub-program.

6.	The Contractor shall document each scheduled audit in the form of an Audit Report.

7.	The Audit Report shall be made available to Inmarsat on request.

8.	Inmarsat reserves the right to bi-annually review Contractor work at any point in the Project, provided that at least two weeks notice is given to the Contractor Programme Manager with no impact to program milestones.

9.	The Contractor shall be fully responsible for the quality achieved and controls applied by any sub-Contractor parties used.

10.	The ISO9001 (or suitable equivalent) quality conditions are to be flowed down to each applicable sub-Contractor involving design, development and/or testing activities.

11.	The Contractor shall provide, upon written request, relevant Quality Assurance Progress Statement to Inmarsat outlining the quality activities undertaken during the reporting period.

12.	The Contractor shall have in place a Non-Conformance Control mechanism.

13.	The Contractor shall have a mechanism for tracking corrective actions at all project phases.

14.	Inmarsat shall have authority to approve or reject all non-conforming items (or relaxation to the contract requirements) prior to acceptance testing or as part of an Acceptance Test Review.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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15.	A suitable tracking mechanism shall be used to map the Inmarsat requirements to the Contractor definition, design and subsequent testing documentation.

16.	This tracking mechanism shall be presented at the Project Kick-off review.

4.2	Quality Control

1.	Quality controls to be applied during the manufacturing process shall be clearly stated in the Quality Assurance Plan (QAP)

2.	The levels of inspection from initial goods-inwards to final inspection and test shall be stated in the QAP

3.	All inspection and quality records shall be archived by the Contractor as per Contractor’s ISO 9001 (or equivalent) process, and be available for Inmarsat audit at the Contractor facility on a non-interfering basis if requested.

4.3	Reliability

1.	The Contractor shall produce a Reliability (Parts Count) Prediction (to be included in the relevant System Documentation) for all new/modified elements of the NCC-GW using an Industry recognised technique (e.g. Bellcore). This may incorporate reliability figures of existing parts/equipment based on experienced service.

2.	The reliability analysis shall determine both the MTBF and MTTR times down to sub-system level. Vendor information may be used where available for existing equipment otherwise budgetary predictions may be employed.

3.	Availability analysis and Reliability Prediction shall be used to demonstrate confidence that the NCC-GW subsystems availability and outage performance (as presented in the SRS) criteria can be met.

4.	The Contractor shall devise and operate an automated mechanism for recording service availability and system performance in operation. This system shall provide reporting mechanisms and metrics with adequate granularity to prove compliance against availability requirements.

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5.	The Contractor shall keep a record of each equipment failure (hardware, software and firmware) incident that occurs from the commencement of the Factory Acceptance Testing Phase (see Section 5.1.6) until System Acceptance.

6.	The records should be held in a database which can provide information for the whole system or for individual elements, according to severity and status.

4.4	Configuration Management

1.	The Contractor shall produce an overall Configuration/Data Management Plan (C/DMP) outlining the controls that will be applied to:

•	Documentation Configuration and Change Management;

•	Requirements Management;

•	Data Management

•	Software Development, Version and Release Control;

•	Firmware Development, Version and Release Control;

•	Hardware Development and Manufacture;

2.	The C/DMP shall be finalised by the project kick-off review.

3.	The Contractor shall nominate a team member to be responsible for overall configuration management throughout the project.

4.	Adherence to the C/DMP shall be maintained throughout the project.

5.	Configuration/Data management to be applied to sub-Contractor work (if used) shall be identified.

6.	Configuration records for Contractor developed and delivered software and equipment shall be made available to Inmarsat on request. Configuration records for design and assembly of COTS products and standard switching products shall be sought if available.

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5	Test and Integration

Each element of the Globalised Network is to be functionally tested before being integrated with other elements. Thereafter, integration should be progressive, as interfaces are verified between the equipment that makes up the end-to-end communications path. When sufficient elements have been integrated then acceptance testing can commence. The details of testing are to be defined in the System Test Plan to be provided at the preliminary design review and the Acceptance Test Plans to be provided at the final design review. However, Inmarsat will be looking to ensure that the overall test programme proposed addressed the following types of testing:

****

5.1	General Test Requirements

Unless specified otherwise, the Contractor shall provide all test beds, equipment and measuring instruments required to complete the appropriate level of factory testing. For site acceptance Inmarsat will provide any necessary COTS RF test equipment (e.g. spectrum analysers etc.), this equipment shall be available at SATR.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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1.	The Contractor shall produce and maintain test plans, test designs and test procedures and test reports for all test levels covering hardware, firmware and software as required by his ISO 9001 standards (or equivalent).

2.	At ****, the Contractor shall deliver a comprehensive end-to-end Test Plan ****.

3.	The Contractor shall develop a comprehensive set of test procedures for each acceptance test activity.

4.	Test procedures developed for the acceptance phase shall require Inmarsat approval.

5.	The test procedures shall **** demonstrate that the system is able to deliver contract end-to-end functionality in accordance with the Contractor’s work scope in accordance with Section 2.1 of this Statement of Work.

6.	Test procedures shall be presented to Inmarsat before the testing is conducted.

7.	Inmarsat shall have the right to approve or request reasonable amendments to the acceptance test plans and procedures, in accordance with Article 7, Acceptance of NCC-Gateway(s) and Deliverable Documentation set forth in the Contract terms

8.	All acceptance test results shall be documented in the form of test reports.

9.	The test report shall include details of the:

•	Test results (i.e. pass/fail),

•	Conductor of the test,

•	Comments made regarding the test run,

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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•	Reason for any failures;

10.	The Contractor shall provide to Inmarsat all Contractor-Developed Acceptance Test plans, procedures and test reports.

11.	The Contractor shall provide all instruments, tools, facilities, manpower and services necessary to conduct the Acceptance Tests other than stated Inmarsat responsibilities (see Section 2.4)

12.	Upon reasonable notice from Contractor, Inmarsat shall be afforded the right to witness all Contractor-conducted Acceptance Tests. Inmarsat at its sole discretion may waive its right to witness given tests with notice to the Contractor and no impact to contract milestones.

13.	Any Inmarsat resident project co-ordinators or temporary visiting staff shall have access to the primary factory integration lab and may observe integration testing while it is in progress. Inmarsat will also have access to observe over-air integration testing that may be conducted prior to the formal acceptance testing. All such access and observations shall be subject to applicable U.S. Export control regulations and facility security requirements.

14.	All acceptance test results shall be subject to Inmarsat acceptance in accordance with the approved test plans and procedures as set forth in Article 7, Acceptance of NCC-Gateway(s) and Deliverable Documentation of the Contract terms.

5.1.1	Design Proving/Prototype Testing

1.	Any Contractor design proving and prototyping activities shall be highlighted to Inmarsat by the ****.

2.	Results of design proving/prototyping shall be reviewed with Inmarsat at the respective review meetings

5.1.2	**** Testing

1.	The Contractor shall perform **** hardware and software testing throughout the development process as required by the Contractor’s standard processes.

2.	Evidence of hardware testing shall be made available to Inmarsat, upon reasonable written request.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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3.	Evidence of software **** testing shall be made available to Inmarsat, upon reasonable written request.

5.1.3	**** Integration Testing

1.	The Contractor shall perform **** integration hardware and software testing throughout the development process as required by Contractor standard processes.

2.	Evidence of hardware and software **** testing shall be made available to Inmarsat, on reasonable written request.

5.1.4	Globalised Service Demonstration and System Integration

1.	The Contractor shall submit data regarding simulations and/or prototype implementations by ****.

****	The Contractor shall demonstrate to Inmarsat the establishment of the physical layer communications path using the Reference Test Bed (RTB) in accordance with the modified GMR-2 specification before the ****.

3.	The Contractor shall demonstrate to Inmarsat call establishment and both voice and circuit switched fax and data traffic transfer through the communication path using the RTB, in accordance with the modified GMR-2 specification, before the **** review ****.

4.	The Contractor shall demonstrate the inter-working of the NCC-GW with the UT Test Prototype and CN equipment through integration test campaigns; requiring the Contractor to perform tests both in-laboratory and over satellite in order to demonstrate compliance against the end-to-end performance requirements and relevant interface control documents.

5.1.5	**** Acceptance Testing

Acceptance testing is to be performed to verify compliance with all contract requirements through a combination of factory, site and end-to-end system tests, demonstration tests, inspections and analyses, provision of unit performance or environmental test results, and provision of standard product test results or conformance statements for switching system vendor standard products or other commercial-off-the-shelf products. Additional Site installation, checkout and test shall be performed to verify that the site equipment has been installed and works correctly.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Inmarsat representatives shall be involved in witnessing all or some of this testing and ultimately for approving if the Globalised System meets the contractual requirements.

1.	Configuration and test documentation shall be created such that it will be possible to re-run previously completed acceptance tests.

2.	Problems noted during acceptance tests shall be classified into one of three categories.

Category 1 : Representing one of the following conditions:

****

Category 3 : representing one of the following conditions:

****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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****

3.	Category 1 problems not corrected shall prevent Inmarsat acceptance of the equipment or acceptance of the relevant testing phase.

4.	Category 2 problems may not prevent Inmarsat acceptance of the equipment or of the relevant testing phase. The Contractor shall develop a list of category items. A schedule and priority for fixing category 2 items will need to be presented to Inmarsat. Any proposed deferral of a category 2 problem to the warranty period shall require the approval of Inmarsat and form part of post-delivery testing.

5.	Those Category 3 problems pertaining to requirements compliance or inaccuracies in delivered operator procedures shall require correction during the agreed warranty period. The Contractor shall develop a list of category items. A schedule and priority for fixing category 3 items during warranty will need to be presented to Inmarsat and form part of post delivery testing.

6.	Each list provided for each problem category is not exhaustive and shall be finalised in the System Test Plan.

5.1.6	**** Acceptance Tests ****

1.	The Contractor shall produce an Acceptance Plan outlining the tests for those requirements to be accepted ****.

2.	**** Tests will consist of:

a.	**** Qualification Tests – Tests performed on each subsystem (chassis). This shall be the test used for chassis acceptance.

b.	Subsystem Integration Tests – consists of design verification tests performed on combinations of subsystems.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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c.	Gateway **** Acceptance Test (****) – **** Acceptance test of the entire NCC-GW which shall address both functional and performance requirements as defined in the SRS.

****	Acceptance Criteria for ****

****

d.	**** Test (****) – **** test of the Gateway, User Terminal(s), which shall address functional requirements of the end-to-end system as defined in the SRS.

****	Acceptance Criteria ****

****

e.	HW Production Test – testing performed on deliverable hardware to ensure compliance with relevant system requirements. In the circumstances where Inmarsat agrees to waive the requirement to undertake a FAT on the second or subsequent NCC-GW (reference Article 7) a HW Production Test shall still be carried out on this hardware in order to demonstrate that assembled hardware operates nominally prior to packing and delivery to site.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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3.	The **** readiness review shall be conducted with Inmarsat **** days prior to commencement of the formal witnessed test

4.	The G-**** and **** shall be used to test the interface to the external systems (eg. UT, CN, RFS, etc.) using functional test simulators of these subsystems or where possible, example commercially available test equipment.

5.	**** Testing shall employ channel delay/condition simulation incorporating necessary fading and impairment tests using appropriate channel simulator equipment.

6.	The **** Test plan shall require review and approval within **** days after submittal to Inmarsat.

7.	The Contractor shall perform the hardware production test for each set of deliverable equipment as defined in the **** Acceptance Test plan.

8.	The Contractor shall perform the software **** for each release of deliverable software as defined in the **** Acceptance Test plan and **** Acceptance Test (****) Plan.

9.	The Factory tests shall be deemed acceptable if the results achieved meet the agreed acceptance criteria (cf section 5.1.5) set forth in the corresponding Acceptance Test Plan.

10.	The **** shall be performed using representative configurations sufficient for the test objective.

11.	The **** shall demonstrate compliance with requirements allocated to this acceptance test phase.

12.	The **** shall include the relevant verification of the following types of requirement, as allocated to this acceptance test phase:

****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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****

•

Upon reasonable notice from the Contractor, Inmarsat shall be afforded the right to witness the **** Acceptance Tests. Inmarsat at its sole discretion may waive its right to witness given **** tests, with notice to the Contractor and no impact to contract milestones.

13.	Inmarsat shall nominate one member within the witnessing party to have final responsibility for determining whether the tested system has completed **** in accordance with the criteria defined by the Acceptance Plan.

14.	The Inmarsat representative shall have the authority to require a repeat of the **** test in event the test failed due to a substantial number of category 1 problems.

15.	The Contractor shall deliver a Test Report for each **** to Inmarsat within three weeks of the completion of the ****.

The Contractor shall agree to the following additional acceptance criteria being applied:

16.	All **** requirements set forth in Acceptance Plan shall be met.

17.	The Contractor shall have conducted the necessary Test Readiness Review with Inmarsat prior to each acceptance test activity, to review the status of completed qualification testing (i.e. dry run results).

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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18.	Inmarsat review of the integration tests shall not delay **** provided that the Contractor supplies these results in accordance with the agreed schedule.

19.	Completion of the **** Acceptance test stage shall, in addition, be dependent on the successful delivery of the relevant system release, associated operational documents and installation procedures as defined in the corresponding Acceptance Test Plan.

20.	If Final Acceptance is agreed by Inmarsat on the condition that outstanding problems (category 2 and 3) are to be corrected, then the Contractor shall perform Post-Delivery Testing to confirm the outstanding problems are corrected.

****	Acceptance Testing ****

Each **** will show compliance with those requirements allocated to this test phase. Each requirement to be demonstrated or tested is to be allocated to one test phase for acceptance.

**** Acceptance test will consist of:

****

1.	Each **** shall include relevant verification of:

****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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****

2.	Contractor shall produce each **** Plan for Inmarsat review and approval.

3.	Upon reasonable notice from the Contractor, Inmarsat shall be afforded the right to witness the ****. Inmarsat at its sole discretion may waive its right to witness **** with notice to the Contractor and no impact to contract milestones.

4.	The Contractor shall produce an **** Test Report at the end of each ****.

5.	Each **** Test Report shall include a **** Transfer Document outlining all items delivered and installed at the site.

6.	Each **** shall be conducted by the Contractor.

7.	The **** readiness report shall be provided to Inmarsat at least **** days prior to the formal witnessing of the tests.

8.	Each **** shall be witnessed by Inmarsat representatives. Non-attendance by Inmarsat shall not be grounds for delay of the Test.

9.	Inmarsat shall nominate one member within the witnessing party to have final responsibility for determining whether the tested system has completed **** in accordance with the criteria defined in the **** Acceptance Test Plan. Inmarsat shall provide the name of the witnessing approving representative to the Contractor **** hours before **** commences.

10.	The Inmarsat representative shall have the authority to require a repeat of the **** test in event the test failed a substantial number of the requirements as set forth in the Requirements Verification Traceability Matrix (RVTM) causing Category 1 problem reports.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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The Contractor shall agree to the following acceptance criteria being applied:

11.	The results of the tests satisfy the agreed acceptance criteria as specified in the **** Acceptance Test Plan.

12.	The Contractor shall have conducted the necessary Test Readiness Review with Inmarsat prior to each acceptance test activity, to review the status of completed qualification testing (e.g. dry run results). In event Inmarsat representatives decline to attend any Test Readiness Review, then Contractor’s results/determinations shall be deemed conclusive

13.	Completion of **** with no Category 1 problems and agreement on the list of Category 2 and 3 problems together with an agreed resolution schedule shall be a prerequisite to **** Acceptance.

14.	Category 2 or 3 problems that cannot be repeated within 30 days of the initial occurrence of the problem shall be deemed closed as “not repeatable”

15.	The acceptance of **** shall be dependent on the successful delivery of the relevant software release, associated operational documents and installation procedures as defined in the corresponding Acceptance Test Plan.

16.	If a satellite is not available for Site testing then Site Acceptance shall be accomplished via stand-alone testing.

5.1.8	Commercial Operations

Notwithstanding any task set forth in this SOW, if a site enters commercial operation, said site shall be deemed accepted for the purposes of entering the warranty period as defined in Section 8 of this SOW. This event does not relieve Contractor of its responsibilities to resolve any open problem reports according to the requirements of this SOW.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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6	Delivery and Installation

6.1	NCC-GW Site Surveys

1.	The Contractor shall conduct a survey of each NCC-GW site where the equipment is to be installed. Upon reasonable notice from the Contractor Inmarsat shall arrange access for the Contractor in order that the Contractor is not delayed unnecessarily.

2.	The Contractor shall produce Site Survey Report for each visit within **** weeks of the site visit.

3.	Each Site Survey Report shall identify important installation issues (for which the Contractor and/or Inmarsat is responsible) including, but not limited to:

•	Installation Plan (i.e. dates and duration);

•	Need for co-operation of site staff during installation;

•	Impact on other systems at same site (if applicable).

4.	The Contractor shall produce a Site Installation Document (SID).

5.	The SID shall be submitted to Inmarsat at least **** weeks before start of any equipment installation.

6.	The SID shall identify important installation issues (for which the Contractor and/or Inmarsat is responsible) including, but not limited to, the following:

•	Physical layout and sizing of equipment;

•	Racking;

•	Power requirements;

•	Cooling requirements;

•	Communications interfaces;

•	Cabling and connector types;

7.	Except as provided for in Article 7, Acceptance of NCC Gateway(s) and Deliverable Documentation set forth in the Contract terms, each Site

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Survey Report and Site Installation Document shall be approved and signed-off by the Contractor, the Site Services provider and Inmarsat.

8.	Upon reasonable notice from the Contractor, Inmarsat shall have the right to witness Post-Delivery Test and/or review the test results. Inmarsat at its sole discretion may waive its right to witness such tests and/or reviews with notice to the Contractor and no impacts to contract payment milestones.

6.2	Equipment Delivery Preparation

1.	The Contractor shall prepare a Shipment Plan for each separate shipment of the NCC-GW site equipment.

2.	The Contractor shall conduct a pre-shipment review as described in Article 5 of the Contract.

3.	Except as provided for in Article7, Acceptance of NCC Gateway(s) and Deliverable Documentation set forth in the Contract terms, each Shipment Plan shall be submitted for Inmarsat approval **** weeks prior to the proposed date for commencing delivery.

4.	No equipment shall be shipped unless the Contractor has received a Certificate of Acceptance of the Shipment Plan from Inmarsat (or Contractor has issued a self-issued Certificate of Acceptance of the Shipment Plan as provided for in Article 7 of the Contract terms.) approval of the associated Shipment Plan. Inmarsat will approve the Plan within **** working days of submission by the Contractor.

5.	Written notice of shipment shall be given to Inmarsat prior to shipment of the equipment, indicating port of arrival and other necessary details.

6.	Customs clearance shall be the responsibility of Inmarsat. Delivery is Ex- Works, Incoterms 2000. All shipping costs, insurance, duties, tariffs, etc. are the responsibility of Inmarsat.

7.	In the event the Contractor’s equipment is damaged during shipment to site, Inmarsat and the Contractor shall mutually agree on the method of repair. Inmarsat bears all costs and liabilities with regard to the agreed upon method of repair to include Contractor costs for either on-site and/or factory repair. The time to repair shall be a commensurate day-for-day slip in the Contractor’s site delivery schedule to include site installation, test and site acceptance.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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6.3	Equipment Transportation and Shipment

1.	At the request of Inmarsat, the Contractor shall be responsible for the safe transportation and delivery of all equipment, materials, tools, etc., to each designated site.

2.	All transported equipment shall be suitably protected and packaged to ensure safe delivery to site.

3.	The Contractor shall submit plans for Inmarsat’s notification that provides the following information for Contractor transportation obligations:

•	Equipment being transported;

•	Transportation company name;

•	Mode of transportation (road, air, sea, etc.);

•	Level of packaging protection;

•	Transportation timetable.

•	Incoterms proposed to be used for shipment.

6.4	Site Installation and Integration

1.	Installation of NCC-GW equipment and integration with all the associated communications links to the rest of the network shall be the Contractor’s responsibility.

2.	The Contractor shall provide the necessary personnel and all relevant installation procedures, instructions, drawings, etc., as required to achieve the overall technical and operational performance requirements according to schedule.

3.	Inmarsat shall have the right to monitor the work of the Contractor on site, or to appoint mutually agreed to third parties to do so. Inmarsat’s failure to designate and/or appoint an on-site representative to monitor the Contractor’s on-site work shall have no impact on the Contractor’s installation schedule.

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4.	Inmarsat shall provide one on-site technician at each gateway site location for the purpose of assisting in the installation, checkout and test of the NCC-GW equipment for the duration of site acceptance testing.

7	Training

The Contractor is required to provide suitable awareness and operational training to Inmarsat (encompassing the NCC-GW site operators) prior to service launch. The training will be centred on the system architecture, operational responsibilities, problem handling and overall network/resource procedures. Training shall be in accordance with the approved Training Plan set forth in Table 4, Deliverable Documentation, of this SOW.

1.	The Contractor shall train Inmarsat HQ and site staff in the administration, configuration and operation of all Contractor furnished equipment.

2.	This training shall take the form of the following course types:

3.	Operator/Engineering Training Course: Designed to address the operation, administration and maintenance procedures and the architectural and engineering aspects of each major NCC-GW sub-system – see Section 7.1.2 and 7.1.3.

7.1.1	General Requirements

1.	The operational training shall be to a level that will allow customer sponsored trainers to provide subsequent operator and engineering training.

2.	The operational training shall be to a level that will enable relevant operators to carry out scheduled preventative / restoration / contingency maintenance and front-line tasks.

3.	The Contractor shall develop suitable documentation and presentational material needed for all training (i.e. training manual as opposed to basic slide presentations).

4.	The location of the Operator Training and Engineering course shall be at the Lockheed Martin VF Facility.:

5.	Subject to U.S. Export Control and copyright restriction, Inmarsat shall be granted permission by the Contractor to copy, re-produce and/or reuse training material, as required provided that they are for Inmarsat purposes.

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6.	Subject to U.S. Export Control, the Contractor shall record and provide video and audio for courses held at Contractor facilities. Inmarsat shall be granted permission to video any training provided at Inmarsat locations.

7.	Subject to U.S. Export control, each course shall be suitably structured to allow (self) refresher training to be undertaken on a unit-by-unit basis.

7.1.2	Operator Training Requirements

This course will cover the operation of the NCC-GW equipment and will be provided to both the site Inmarsat HQ staff and operator trainers. In the case of the Inmarsat HQ staff, training is required to exercise all remote operations functions.

1.	The Contractor shall provide both presentational and ‘hands-on’ training for site operations staff.

2.	This training shall address:

****

3.	This training shall suitably reference the relevant operator manuals, guides and handbooks provided.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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4.	The training shall be suitably structured such that staff who attend are thereafter capable of dealing with day-to-day operation and maintenance of the equipment.

5.	Each course shall support up to **** attendees.

6.	The Contractor shall be responsible for providing and shipping all items needed for the course.

7.	The course should include a hands-on and theoretical test to be taken by each attendee.

8.	One training course of this type , and one update of its respective materials shall be provided at dates to be decided by Inmarsat

9.	One course shall be held prior to the commencement of the ****.

10.	The minimum duration of this course shall be **** days.

11.	Following the completion of the course, attendees should be sufficiently qualified to operate the NCC-GW equipment without Contractor support including typical operational configuration and parameter changes, system maintenance, restart and troubleshooting.

7.1.3	Engineering Training Requirements

1.	The Contractor shall provide presentational training for Inmarsat engineering staff.

2.	This training shall address:

****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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****

3.	The training shall be suitably structured such that engineering staff who attend are thereafter capable of providing on-call engineering support to operations to deal with abnormal conditions.

4.	The course shall support up to **** attendees.

5.	The Contractor shall be responsible for providing and shipping all items needed for the course.

6.	One training course of this type shall be provided at a date to be decided by Inmarsat

7.	The minimum duration of this course shall be **** days.

8	Warranty and Maintenance

The Contractor is required to provide warranty and maintenance for the delivered NCC-GWs. The Contractor shall provide additional maintenance after warranty subject to an annual renewable maintenance contract being authorised by Inmarsat following expiration of the warranty period, for a period as defined in the contract. The Warranty and Maintenance Plan shall be set forth in Table 4 of Section 9, Deliverable Documentation, to this SOW.

8.1.1	General Requirements

1.	Warranty and maintenance arrangements to be put in place by the Contractor shall be as set forth in the approved Warranty and Maintenance Plan, and sufficient to meet and maintain the service availability requirement specified in the SRS.

2.	The Contractor shall highlight in the Warranty and Maintenance Plan any third party manufacturer contracts that are advised with third party hardware and/or software.

3.	The Contractor shall support Inmarsat in entering into such third party contracts should Inmarsat decide to do so.

4.	The Contractor shall produce a Warranty and Maintenance Plan to take effect from the commencement of the Warranty Period covering the delivered equipment and identifying the procedures to be followed in the event of equipment/system problems.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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5.	For the purposes of calculating metrics to quantify the successful execution of the warranty (and, if exercised, the post-warranty maintenance period) the Contractor shall determine the annual achieved availability versus the availability requirements stated in the SRS Section 4.5. This ratio will equate to the degree of underperformance (if any) and thus provide **** specified in the contract terms. Degradations or outages which are not due to the equipment supplied by LM shall not be counted against availability, except in the case where the interface to the LM equipment caused the non-LM equipment to fail or degrade. Outages or extension of outages caused by Inmarsat operational personnel not following proper procedures shall also not be counted against availability. Planned outages shall not count against availability.

8.1.2	Warranty and Support Requirements

1.	The Contractor shall respond to requests for enhancements to the NCC-GW during the warranty period, if requested to do so by Inmarsat and in accordance with the agreed upon contract engineering change procedure as specified in the PMP.

8.2	Support during Warranty and Maintenance

8.2.1	Provisioning of Spares

1.	The Contractor shall produce an equipment sparing plan bearing in mind the:

•	System availability requirements;

•	Need to achieve the availability requirements for a minimum period of warranty plus maximum maintenance period.

•	System mean time to repair targets (namely **** hours). This dictates what types of spares need to be stored at the site (i.e. due to long lead times) or that can be procured as and when needed.

2.	The Contractor shall undertake to finalise the Sparing List by the **** (see Section 2.3), clearly identifying those items which are not COTS equipment.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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3.	The Contractor shall provide suitable spares for the NCC-GW equipment as determined to be necessary to meet the system availability requirements and as indicated in the sparing plan.

4.	Spares not deliverable within one week at the site shall be identified no later than before the ****.

5.	The Contractor shall be responsible for ensuring that suitable spares are available for the duration of the warranty and maximum maintenance period. In the case of obsolete items then suitable replacements may be used.

6.	The Contractor shall maintain an adequate stock of parts to meet their obligations under the warranty and maintenance contracts. The Contractor shall undertake to inform Inmarsat in a timely fashion of parts obsolescence and last-time-buy events for parts and equipment.

8.2.2	Preventive Maintenance

1.	Preventive maintenance shall be carried out from time to time by the Contractor’s staff and/or other suppliers (e.g. computer maintenance), in accordance with and if required by procedures defined by the respective Equipment Supplier.

2.	Any planned network downtime for maintenance shall be co-ordinated with and shall require the written approval of Inmarsat. The request and justification for downtime shall be made in writing at least **** days prior to the time required. The Contractor shall endeavour to minimise or eliminate the need for planned outages through design and operational procedures.

8.2.3	Emergency Maintenance

1.	The Contractor’s staff shall be responsible for performing emergency maintenance and repairs in order to minimise downtime of services during the period of Warranty and maintenance contract.

8.2.4	Warranty and Maintenance Plan

1.	The Warranty and Maintenance Plan shall outline the support proposed during both the warranty and maintenance periods.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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2.	The Warranty and Maintenance Plan shall outline the procedures to be developed, particularly in respect to the handling of problems and Inmarsat specific requirements.

3.	The Warranty and Maintenance Plan shall propose the methodology to be used by the Contractor to calculate and measure system availability.

4.	The Warranty and Maintenance Plan shall indicate

****

5.	Not more than **** elapsed days should be allowed for a hardware repair or replacement that is returned to the manufacturer/vendor.

6.	Priority 1 (P1) problems (see Section 8.3.1) shall receive immediate attention and pre-empt other activities, with a goal to repair all such problems within two working days from the time of the problem being reported.

7.	The Warranty and Maintenance Plan shall explain how problems that arise during warranty will be handled.

8.	The Contractor shall define an escalation procedure for problems not corrected within a stated time.

9.	The Warranty and Maintenance Plan shall specify the procedures for the Contractor to give notice to visit an NCC-GW site during the warranty in the event that a problem requires on-site attention.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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8.3	Warranty and Maintenance Procedures

1.	The Contractor shall establish and maintain suitable maintenance procedures, effective throughout the warranty and subsequent maintenance periods.

2.	The maintenance procedures shall take into account the level of service criteria defined in this sub-section.

8.3.1	Warranty and Maintenance Support And Fault Reporting

Problems encountered in the NCC-GW shall be classified into either:

1.	Priority 1 Problems (P1)

Whereby the NCC-GW is suffering from an impairment which affects the NCC-GW’s capability to carry the prevailing traffic or a reduction in the circuit capacity available to a beam of more than ****% or a service degradation causing reduced service availability below those values specified in the SRS (details of the methodology used to determine service availability shall be set forth in the approved Warranty and Maintenance Plan).

2.	Priority 2 Problems (P2)

These are non-critical problems, i.e. those that do not fall into the P1 category.

8.4	Telephone On-Call Technical Warranty and Maintenance Support

1.	During the warranty period the Contractor shall provide on-call technical and operational support.

2.	This on-call support shall include:

•	Diagnostic assistance;

•	Clarification of alarms and advice on hardware and system management;

•	Assistance with the interpretation of hardware and system problems;

•	Technical advice;

•	Status reporting on outstanding problems;

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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•	Progress reporting on P1 problems not resolved within **** working days of notification;

3.	Immediate telephone warranty and maintenance support and Contractor remote site access shall be available during normal working hours (defined as 08:30am to 05:00pm local Contractor time Monday to Friday, except public holidays).

4.	Telephone contact shall be available outside normal working hours (i.e. evenings, weekends and holidays) to a support engineer (i.e. reachable via a mobile telephone, etc.).

5.	In the case of out-of-hours support then access via a remote dial-up line shall be available within one-hour of contact being made.

6.	Detailed call handling procedures shall be provided to the NCC-GW site operators and maintained as necessary by the Contractor.

8.5	Fault Reporting

1.	Contact should be made with the Contractor Customer Support Office (CSO) via a written NCC-GW Query (NGQ).

2.	For P1 problems then telephone support shall be available as defined in Section 8.4.

3.	P1 problems should be reported via a NGQ and the CSO, in addition to the on-line telephone support.

4.	In case of a software problem then a Software Fault Report (SFR) number should be assigned by the CSO.

5.	The NGQ should contain the following information:

•	Site code;

•	Contact name;

•	Contact telephone, e-mail address and facsimile number;

•	Type of fault (hardware, software or other);

•	Brief description of the fault or problem;

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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6.	In the event of a hardware failure then the following additional information should be provided on a Hardware Fault Report (HFR):

•	Part number of the faulty equipment;

•	Serial number of the faulty equipment;

•	Description of the faulty equipment;

7.	A complete account of the fault should be faxed on a System Problem Report (SPR) form to the Contractor’s Maintenance Support Function.

8.	In the event of a hardware fault then the faulty hardware item should be returned to the Contractor nominated repair facility.

8.5.1	On-site Attendance

1.	In the event that a Contractor engineer is required to visit an NCC-GW site during warranty/maintenance then a mutually agreeable time notification period shall be agreed.

2.	On-site attendance shall be required in cases of emergency and when the site operator’s staff has not been able to resolve the problem using the Contractor supplied procedures.

3.	Inmarsat and the Contractor shall agree the necessity and timing of an on-site attendance on a case-by-case basis.

8.6	Problem Resolution

8.6.1	P1 Resolution

1.	A qualified response shall be supplied by telephone to the relevant site operator within **** of the initial call being placed at the CSO.

2.	For each P1 problem, the Contractor shall attempt to provide a work-around solution to restore site availability.

3.	The Contractor shall support Inmarsat in restoring system availability in the shortest possible time and restoring full service with a goal of no later than **** hours from the reported incident. Where the Contractor supplies third party equipment or software to meet the requirements in this SOW, the Contractor shall enter into service level agreements of a level adequate to meet the availability requirements specified in the SRS.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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4.	For each P1 problem then the Contractor shall conduct an investigation to determine the cause of the problem.

5.	The results of this investigation shall be provided as soon as possible and not later then at the end of the **** working day from the initial notification.

6.	For P1 software problems in Contractor-developed software then the Contractor shall have a goal to provide a “patch” within **** working days of written notification. A “patch” is an interim software fix that does not go through a complete coding and regression testing cycle.

7.	Each patch shall be subject to Inmarsat review before release. Inmarsat will identity an accessible after-hours contact for this purpose.

8.	The “patch” should be such that any effort to install the patch by on-site personnel is minimised (i.e. patch downloading and initialisation is automated).

9.	The Contractor shall supply a formal software release containing the formal resolution of the P1 problem in Contractor-developed software within **** months following written notification.

8.6.2	P2 Resolution

1.	Unless otherwise agreed, these problems in Contractor-developed software shall be fixed within the next scheduled software maintenance release in the event of software problems. Hardware problems shall be fixed within **** months of notification.

2.	“Patch” solutions shall only be delivered ahead of the next formal release if expressly agreed with Inmarsat.

8.6.3	Regression Testing

A regression test procedure shall be exercised by the Contractor for each new software release.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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8.7	Status Reporting

1.	Closure of problem reports shall require an examination of the symptoms to determine if the fault is hardware or software related or both.

2.	The closure report shall detail the cause(s) of the problem, affected software subsystems, proposed solution and resolution schedule.

3.	The test procedures and implementation strategy for each resolution shall be evaluated and agreed in co-operation with Inmarsat.

4.	The Contractor shall hold a monthly maintenance review to monitor and report progress being made on reported problems and against resolutions. Inmarsat reserve the right to participate in a review meeting, as necessary. Such monthly review meetings may be conducted by a pre-arranged teleconference.

5.	The Contractor shall provide a monthly maintenance report to Inmarsat reporting the status of all outstanding reported problems.

6.	The monthly maintenance report shall include a characterisation of the particular status of each outstanding P1 problem as well as a detailed problem resolution plan.

8.8	Warranty and Maintenance Change Control

8.8.1	Document Updates

This sub-section concerns the co-ordination of document changes to hardware and system manuals to ensure that they remain in line with the versions implemented in the field.

1.	Revisions shall be applied, as required, to the following documents before a software or hardware release is installed:

•	Operators manuals;

•	Procedures manuals;

•	Maintenance Manuals;

2.	The Contractor shall provide a list of outstanding reported system problems with each release.

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3.	This list should be supplied in a Problem Status Notice (PSN) to the NCC-GW site every **** months or when a software/hardware upgrade occurs

4.	The PSN should include:

•	A procedure for avoiding or coping with the problem in the event that a work around or interim procedural change is suggested;

•	A forecast of the release number and date when the solution is expected.

8.8.2	Software and Hardware Updates

1.	Each software and hardware update should be accompanied by a Release Bulletin (RB).

2.	Each RB should divide into:

•	A Problem Status Notice (PSN);

•	Update Status Bulletin (USB) that includes:

•	Identification of changes included in the release;

•	Identification of known problems that are thereby resolved;

•	Instructions on how the release is to be installed and integrated;

•	Documentation replacement pages, as required;

•	Tests to be completed by the site staff;

•	Details of the factory system configuration that the release was tested against.

8.8.3	Consolidated Software Releases

1.	The Contractor shall undertake to provide periodic consolidated software releases for Contractor-developed software.

2.	There shall be at least one consolidation release per annum. This excludes any releases delivered to rectify problems.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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8.8.4	Requirements of Software Releases

It shall be possible for the Contractor to introduce a consolidated software release during an NCC-GW maintenance window. Redundant equipment within the delivered NCC-GW should be employed to eliminate or minimise downtime.

1.	Each consolidated software release shall be compatible with the existing software and operating system environment.

2.	Inmarsat shall retain the right to witness any software consolidation compatibility test before it is transferred to the target site.

8.8.5	Reference Test Bed

1.	The Contractor shall maintain a system test environment (referred to as the Reference Test Bed, RTB) suitably representative of the configuration used at an operational NCC-GW (see Section 10.4.1).

2.	The Contractor shall ensure that the test equipment, test software and databases are configured to be representative of the site installation.

8.8.6	Release Control

1.	The Contractor should coherently group software changes into staged, planned releases.

2.	Release control shall ensure that Contractor software released from the development environment is adequately specified in terms of documentation, testing and quality.

3.	The release control procedure used by the Contractor shall address:

•

Configuration management: Management of the resources used to control acceptance of new/changed software into the application libraries. Such configuration management needs to permit regression back to any previous build release. It should be possible to determine the modification state of a particular software component in any new release. This principle similarly applies to hardware changes.

•	Document Management: Generation of release notes and document updates for the configuration controlled items.

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•	Testing: Ensuring that new/changed functions are individually tested then regression tested within the complete release using a representative test environment.

•	Production: Generation of release media or hardware components for site installation.

•

Installation instructions: Producing appropriate and documented installation guidelines to the host sites which will, in case of unforeseen problems, allow the staff, in a reasonable time scale, to regress to the previous release.

•	Certification: Ensuring that the site configurations are compatible with the new software or hardware release, in terms of configuration item compatibility and operating system parameters.

4.	The type of a release shall be mutually agreed between the Contractor and nominated Inmarsat representative(s).

5.	The type of release shall be categorised as:

•	Routine: Where installation procedures are provided with the release. In this event, each release represents a localised, low risk change rectifying a well defined problem.

•

With telephone assistance: Where the problem(s) is well defined but configuration at the factory cannot ensure complete confidence in the reliability of the release when transferred into the target operating environment. This assistance is extended to all P1 fixes.

•	With on-site assistance: This will not routinely be necessary for problem resolution, but will be provided when both the Contractor and Inmarsat agrees that on-site support is required

6.	Before any software release then the Contractor shall have completed all required testing of the software.

7.	Release testing shall include one or more of:

•	Baseline unit tests;

•	Specific tests for the individual changes;

•	Regression testing;

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8.	Master archives of the software, documentation and the release notes shall be maintained and updated at the Contractor’s maintenance facility.

8.8.7	Routine Field Support Activities

1.	A representative(s) from the Contractor maintenance team shall visit the NCC-GW sites a minimum of **** (during the warranty period) to review the operation and the service provided.

2.	The status of outstanding site problems shall be reviewed during these visits.

3.	During these visits the Contractor shall present operational procedure updates, the use of software routines and any further utilities to site operator staff.

4.	Inmarsat shall be provided with an agenda for this visit, **** weeks before the actual visit date.

9	Deliverable Documentation

1.	Unless otherwise stated herein this SOW, The Contractor shall deliver to Inmarsat all programme management documentation listed in Table 4, in accordance with the specified schedule.

2.	Unless otherwise stated herein this SOW, The Contractor shall deliver to Inmarsat all technical documentation listed in Table 5, in accordance with the specified schedule.

3.	The Contractor shall utilize PGP for electronic exchange of documents and e-mail (should it involve proprietary or other sensitive information with Inmarsat).

4.	Delivery of documentation (draft versions) shall comprise:

•	At least **** hard copies of each report;

•	An electronic version of each file, delivered via e-mail, floppy or CD ROM, as appropriate.

5.	Delivery of documentation (final versions) shall comprise:

•	At least **** hard copies of each report;

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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•	An electronic version of each file, delivered via e-mail, floppy or CD ROM, as appropriate.

6.	Unless otherwise agreed, all documentation shall be delivered to Inmarsat’s VF site representatives.

7.	At the end of the project, the Contractor shall prepare and deliver a CD ROM containing the final version of each deliverable document.

8.	All deliverable documents shall be written in English.

9.	The Contractor shall use Microsoft Word as the word processing software to prepare all Deliverable Documentation.

10.	All documentation should be delivered in a browser viewable format (i.e. PDF or HTML).

11.	The documentation standard and control procedure shall be referenced in the C/DMP and approved by Inmarsat before use.

12.	All documentation in Tables 4, 5 shall be retained under formal document configuration control.

13.	Final acceptance of each item of Deliverable Documentation shall occur upon Inmarsat’s issuance of the Certificate of Acceptance certifying the conformance of such Deliverable Documentation as set forth in Section 9 of Exhibit A, Statement of Work. For Deliverable Documentation requiring Inmarsat’s review, Contractor shall provide a draft copy. Inmarsat shall provide written comments within **** calendar days thereafter. Contractor shall include Inmarsat’s comments and submit the revised document for Inmarsat’s review and Inmarsat shall provide within **** calendar days thereafter, either a Certificate of Acceptance or additional comments for inclusion. In event of the latter, Contractor shall include all Inmarsat’s additional comments and such shall constitute the final version of the document and not subject to further review unless such additional review is necessitated because Inmarsat’s additional comments have not been fully addressed.

14.	Subject to the foregoing within **** working days after receipt of the final version of each Deliverable Documentation, Inmarsat shall issue a Certificate of Acceptance. In the event Inmarsat fails to issue a Certificate of Acceptance within the specified time, Contractor shall self-issue such certificate and such certificate shall be deemed acceptable for any payments requiring a Certificate of Acceptance.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Table 4 Programme Management Documents

No	Contractor Document	Comments	Delivery Schedule			Acceptance Criteria
			Draft 1	Draft 2	Final
1.	Program Management Plan (PMP)	****	****	****	****	In accordance with Article 7 Acceptance pf NCC-Gateway and Deliverable Documentation set forth in the Contract terms.

2.	Risk Management Plan (RMP)	****	****	****	****	In accordance with Article 7 Acceptance pf NCC-Gateway and Deliverable Documentation set forth in the Contract terms.

3.	Configuration Management Plan (CMP)	****	****	****	****	In accordance with Article 7 Acceptance pf NCC-Gateway and Deliverable Documentation set forth in the Contract terms.

4.	Quality Assurance Plan (QAP)	****	****	****	****	In accordance with Article 7 Acceptance pf NCC-Gateway and Deliverable Documentation set forth in the Contract terms.

5.	Training Plan	****	****	****	****	In accordance with Article 7 Acceptance pf NCC-Gateway and Deliverable Documentation set forth in the Contract terms.

6.	Warranty and Maintenance Plan	****	****	****	****	In accordance with Article 7 Acceptance pf NCC-Gateway and Deliverable Documentation set forth in the Contract terms.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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No	Contractor Document	Comments	Delivery Schedule			Acceptance Criteria
7.	Monthly Progress Report	****	****	****	****	Submittal

8	Milestone Review Meeting Minutes	****	****	****	****	Submittal

9.	System Test Plan	****	****	****	****	In accordance with Article 7 Acceptance pf NCC-Gateway and Deliverable Documentation set forth in the Contract terms.

Table 5 Deliverable Technical Documentation

No	Contractor Document	Comments	Delivery Schedule			Acceptance Criteria
			Draft 1	Draft 2	Final

1.	Functional Specification	Functional specification	****	****	****	In accordance with Article 7 Acceptance pf NCC-Gateway and Deliverable Documentation set forth in the Contract terms.

2.	Requirements Allocation	****	****	****	****	In accordance with Article 7 Acceptance pf NCC-Gateway and Deliverable Documentation set forth in the Contract terms.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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No	Contractor Document	Comments	Delivery Schedule			Acceptance Criteria

3.	External Interface Control Documents (ICD)	****	****	****	****	In accordance with Article 7 Acceptance pf NCC-Gateway and Deliverable Documentation set forth in the Contract terms.

4.	Facilities Requirement Specification(s)	****	****	****	****	In accordance with Article 7 Acceptance pf NCC-Gateway and Deliverable Documentation set forth in the Contract terms.

5.	Segment Design Document	****	****	****	****	In accordance with Article 7 Acceptance pf NCC-Gateway and Deliverable Documentation set forth in the Contract terms.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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No	Contractor Document	Comments	Delivery Schedule			Acceptance Criteria

6.	MMI Design Document	****	****	****	****	Submittal

7.	Operational Concepts	Operational concepts	****	****	****	In accordance with Article 7 Acceptance pf NCC-Gateway and Deliverable Documentation set forth in the Contract terms.

8	**** Acceptance Test (****) Plan	**** acceptance test plan.	****	****	****	In accordance with Article 7 Acceptance pf NCC-Gateway and Deliverable Documentation set forth in the Contract terms.

9	**** ETE Acceptance Test **** Plan	**** acceptance test plan.	****	****	****	In accordance with Article 7 Acceptance pf NCC-Gateway and Deliverable Documentation set forth in the Contract terms.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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No	Contractor Document	Comments	Delivery Schedule			Acceptance Criteria
10	ETE Demo Test Plan	ETE Demo test plan.	****	****	****	In accordance with Article 7 Acceptance pf NCC-Gateway and Deliverable Documentation set forth in the Contract terms.

11	**** Acceptance Test **** Procedures	**** acceptance test procedures.	****	****	****	In accordance with Article 7 Acceptance pf NCC-Gateway and Deliverable Documentation set forth in the Contract terms.

12.	**** Test Procedures	**** acceptance test procedures.	****	****	****	In accordance with Article 7 Acceptance pf NCC-Gateway and Deliverable Documentation set forth in the Contract terms.

13	ETE Demo Procedures	ETE Demo acceptance test procedures.	****	****	****	In accordance with Article 7 Acceptance pf NCC-Gateway and Deliverable Documentation set forth in the Contract terms.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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No	Contractor Document	Comments	Delivery Schedule			Acceptance Criteria
14.	Operator Training Manual	****	****	****	****	Submittal

15.	**** Configuration Report	**** configuration report	****	****	****	Submittal

16.	**** Configuration Report	**** configuration report	****	****	****	Submittal

17.	ETE Demo Configuration Report	ETE Demo configuration report	****	****	****	Submittal

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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No	Contractor Document	Comments	Delivery Schedule			Acceptance Criteria
18.	**** Readiness Report	NCC-GW site **** Readiness Report	****	****	****	Submittal

19.	**** Readiness Report	**** Readiness Report	****	****	****	Submittal

20.	ETE Demo Readiness Report	ETE Demo Readiness Report	****	****	****	Submittal

21.	**** Test Report	Results of the **** testing	****	****	****	Submittal

22.	**** Test Report	Results of the **** testing	****	****	****	Submittal

23.	ETE Demo Test Report	Results of the ETE Demo testing	****	****	****	Submittal

24.	**** Test Report (including site transfer document)	Results of the **** testing	****	****	****	Submittal

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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No	Contractor Document	Comments	Delivery Schedule			Acceptance Criteria
25.	Operations Manual(s)	Operating and user instructions for the NCC-GW equipment	****	****	****	Submittal

26.	Site Survey Report	****	****	****	****	Submittal

27.	Shipment Plan	****	****	****	****	Submittal

28.	Site Readiness Review Report	Site Readiness Review Report	****	****	****	Submittal

29.	Site Installation Document	Installation Plan	****	****	****	Submittal

30.	Annual Warranty Report	Summary of warranty activities and services provided over the last **** month period	****	****	****	Submittal

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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No	Contractor Document	Comments	Delivery Schedule			Acceptance Criteria
31.	Recommended Spares List	****	****	****	****	Submittal

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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10	Facilities Requirements

Inmarsat are responsible for the provisioning of the NCC-GW building site infrastructure and required facilities such as power and air conditioning.

1.	The Contractor shall undertake to deliver at EDC**** months a preliminary draft of equipment detail, a second draft at **** and a final Facilities Requirement Specification by ****, outlining all the site requirements to enable equipment installation.

2.	The Facilities Requirement Specification shall include a schedule of when facilities will be required and when access to each site is needed.

3.	The Facilities Requirement Specification shall address what is required in terms of:

•	Power supply;

•	Environmental conditions (temperature, humidity, etc.);

•	Floor space;

•	Security and access control;

•	Estimated number of operational staff;

•	Qualifications of operational staff;

•	Civil engineering (e.g. building, antenna structure and load bearing, etc.);

•	Mechanical structures.

10.1	Site Requirements

The three NCC-GW sites shall be Subic Bay, Philippines; Hawaii, U.S.A; Fucino, Italy. N.b. The selection of the Europe site will be identified by ****. The Inmarsat Network Operations Centre is located at the Inmarsat Headquarters site in London, England.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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1.	The Contractor shall indicate how national requirements for site equipment and installation (e.g. cabling, voltages, etc.) are to be met once the site location has been confirmed by Inmarsat.

2.	All equipment (racks, shelves, cards, cables, etc.), shall be labelled to enable easy identification.

3.	Such labelling shall not be of a temporary nature.

4.	All labelling shall be written in the English language.

5.	The Contractor shall enter equipment inventory details in the Site Configuration Report.

6.	Equipment shall be provided with suitable termination points for all cabling to facilitate installation, interconnection and subsequent maintenance.

7.	Contractor identified cabling required but that which is not part of the equipment to be installed shall be provided as under floor cabling with suitable termination points being provided.

8.	Wiring and cabling used within the equipment shall be of adequate size and rating so as to prevent mechanical or electrical damage by any reasonable factors, including the carrying out of routine maintenance work.

•	The Contractor-supplied commercial off-the-shelf (COTS) equipment shall be compliant to FCC requirements for that class of equipment.

9.	The Contractor shall accept responsibility for compliance with local regulations for suppression of radio interference, and for elimination of any co-site interference emanating from the Contractor's equipment.

10.	The Contractor shall provide adequate protection against any equipment susceptibility to potential electromagnetic contamination.

11.

Inmarsat shall apply for and receive a written waiver to any host country environmental requirements (i.e. materials and/or other constituent components) not part of the Contractor’s hardware design as specified and approved by Inmarsat at the Preliminary Design Review (PDR). The Contractor shall supply any hardware documentation and technical assistance required to prosecute said waiver application(s). Inmarsat shall provide the written waiver to

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Contractor **** days prior to Contractor’s planned shipment to site. Any delay in providing the written waiver constitutes a day-for-day slip in the Contractor’s site delivery schedule to include site installation, test and site acceptance.

10.2	Environmental Conditions

The equipment should meet their technical requirements over the following range of environmental conditions:

Temperature ****°C ambient

Relative Humidity ****% bounded by an absolute humidity of ****g/m3 on the high side and bounded by ****g/m3 on the low side

10.3	Health and Safety

The Contractor shall deliver equipment that fully complies with the safety requirements associated with its CE mark, UL mark or equivalent.

10.4	TEST FACILITIES

10.4.1	Reference Test Bed (RTB)

The purpose of the RTB (maintained at the Contractor facility) is to enable the Contractor to suitably verify, test and debug the NCC-GW and end-to-end communications path during development. Thereafter, the RTB will be used for maintenance once in operation and for co-ordinating and testing upgrades including new software, new enhancements etc and also for trouble shooting.

1.	During the development and test stage the Contractor shall be responsible for all in-lab equipment required to verify the design of the Globalised Service, with the exception of items previously identified as Customer Furnished Equipment.

2.	The Contractor shall design, develop and build an in-factory representative Reference Test Bed (RTB) sufficiently sized (both hardware and software) to assist with NCC-GW development and system performance/load testing, Air Interface verification and maintenance investigations.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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3.	The Contractor shall use the RTB for in-house system testing, warranty and maintenance support.

4.	The Contractor shall support the RTB throughout the development, testing and warranty period.

5.	The Contractor and Inmarsat shall agree upon a delivery mechanism between the NCC-GW site and the Contractor facility for the transfer of configuration files for reproducing operational fault scenarios on the RTB.

6.	The RTB shall be able to connect with subsystems within the operational network, when authorised via Inmarsat and on provision of a suitable communications line.

7.	The RTB shall provide a test harness capability for all external interfaces to the NCC-GW. The technical requirements for the RTB are given in the System Requirements Specification (SRS).

10.5	Access to Reference Test Bed

The Contractor shall make available the Reference Test Bed (RTB) for inter-working and integration tests by other subsystem suppliers, as nominated by Inmarsat (subject to export control requirements). Inmarsat will ensure that the other subsystem suppliers provide reasonable notice for the Contractor to schedule access to the RTB facilities.

The Contractor shall support Inmarsat by permitting Inmarsat to install a temporary long-line interface to the RTB switch Iu interface for the purposes of regression testing the impact of the switch customisations on the Iu interface against a remote BGAN test RAN. This activity may require the temporary installation of an Iu interface core-network gateway rack at the RTB site. Support from the Contractor shall be limited to creating a small number (i.e. ****) dummy subscribers and associated security data in the HLR for the purposes of end-to-end testing of the Iu interface signalling and call procedures.

11	Options

The Contractor is requested to offer a quotation for any or all of the following contract options:

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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11.1	BGAN Gateway Core Network Upgrade

To support the interworking of the Globalised Handheld Voice service project a customisation to existing Inmarsat switches is required in the following locations:

•	Hawaii, USA

•	Fucino, Italy.

The upgrade assumes that Inmarsat BGAN has already upgraded their existing MSC/VLR to MSC-Server Release 13 and MGW R5.

Globalised Handheld Voice service customisation will occur after MSC-Server Release 13, MGW R5 is installed. The customization includes the following steps:

•	Activation of dual access Iu-CS and A-interface

•	Customization of MSC-S to support Globalised Handheld Voice Service (GMR2+)

It is assumed that existing Inmarsat BGAN nodes such as SMS-C, EIR, OSS, Legal Interception nodes, location services to be supplied by Inmarsat will be used by the Globalised Handheld Voice Service.

It is assumed that the existing Inmarsat BGAN HLR/AUC will be able to support the additional subscriber’s profile for the Globalised Handheld Voice Service.

11.2	Reference Test Bed (RTB) Switch

The Contractor shall deliver and install the RTB Switch and integrate with the RTB NCC/Gateway and the PSTN Simulator (at an appropriate point in the development campaign, prior to GFATR, Contractor shall permit single voice-circuit interconnection to the public network for the purposes of ad-hoc demonstration to Inmarsat). The RTB Switch shall be used to validate the switch customization developed in Section 11.1 of this document (including validation of backwards compatibility and simultaneous operation with a legacy GMR-2 gateway). The RTB MSC-S and MGW shall additionally support BGAN features and a BGAN capable Iu interface. An SMS-C is not included with the RTB switch.

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11.3	Pre-Commercialization Test Support

The Contractor shall provide support to Inmarsat’s conduct of pre-commercial testing as directed by Inmarsat. These tests shall be conducted after Site acceptance for each NCC-GW site. This excludes all integration and test activities conducted by the Contractor prior to the **** milestone, and as such shall be within the scope of the contracted work.

The Contractor shall make available skilled personnel capable of supporting the pre-commercial test campaign, at agreed time and materials charge rates. The Contractor shall invoice Inmarsat on a monthly basis as defined in the Article 33 of the Contract for the actual level of support provided. All system integration activities supported by the Contractor shall require prior approval by the responsible Inmarsat project manager.

11.4	Monthly Warranty and Maintenance Extension

11.4.1	Warranty Alignment

The Contractor shall provide an extension of the warranty for the NCC/Gateway, on a monthly basis, to allow the customer to align the warranties of the first two gateways delivered with the third gateway delivered such that all three NCC/Gateway warranties terminate on the same day.

11.4.2	Maintenance Extension

The Contractor shall provide, on a yearly basis for **** years following the completion of the base contract, hardware maintenance for the NCC/Gateway.

11.5	Centralized NCC/4th Gateway

The Contractor shall be responsible for the development, delivery, installation and test of a centralized NCC and 4th Gateway Hardware and Software. This option entails modification to the baseline Inmarsat Globalised Service Network Control Centre/Gateway (NCC-GW) to provide for operation of a remote Gateway to support Globalized voice service for specific geographic regions.

The centralized NCC will provide common signalling channels and associated signalling to support telecommunications services over I-4. Resource planning and assignment for narrowbeam traffic assignments will be updated to provide for routing based on user terminal geographic location.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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With the exception of unique changes necessary to perform remote operations, the 4th Gateway shall meet the requirements stated in the SRS.

Implementation of this option requires interstation communications between the NCC and the remote GW. Inmarsat shall be responsible for providing the communication link (terrestrial or other) between the NCC-GW and the remote Gateway.

11.6	NCC/Gateway 432 Circuit Expansion

The Contractor shall be responsible for the delivery, installation and test of the NCC/Gateway Hardware and Software required to expand the Gateway by **** circuits. This does not include any expansion that may be required of the elements that interface to the NCC/Gateway.

Additional spares are not included with this option. Also, because of the extended option exercise date as defined in Article 33 of the Contract, hardware obsolescence cannot be predicted at this time and no provision has been made for it in this option.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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12	APPENDIX A – ABBREVIATIONS

AMBE	Adaptive Multiband Excitation
AUC	Authentication Centre
RTB	Reference Test Bed
BSC	Base Station Controller
BSS	Business Support System
BTS	Base Station Transceiver Subsystem
CN	Core Network
CORBA	Common Object Request Broker Architecture
DCN	Distributed Core Network
DTX	Discontinuous Transmission
DVSI	Digital Voice Systems International Inc.
EIRP	Equivalent Isotropic Radiated Power
ETSI	European Telecommunications Standardisation Institute
FDR	Final Design Review
FEET	Factory End-to-End Test
FPS	Frequency Planning System
G3	Group 3 (Fax)
GFAT	Gateway Factory Acceptance Test
GMR-2+	Enhanced GMR-2 air interface for the Globalised Voice System
GPS	Global Positioning System
GRM	Global Resource Manager
GSC	Gateway Station Controller
GSM	Global System for Mobile Communication
GW	Gateway
HLR	Home Location Register
HPA	High Power Amplifier
I-4	Inmarsat-4 Satellite
ICD	Interface Control Document
ICS	Intersite Communications System
IF	Intermediate Frequency
L3	Layer 3
LAN	Local Area Network
LNA	Low Noise Amplifier
MIB	Management Information Base
MO/MT	Mobile Originated/Mobile Terminated
MSC/VLR	Mobile Switching Centre/Visitor Location Register
NAS	Non-Access Stratum

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NCC	Network Control Centre
NCC-GW	Network Control Centre-Gateway Subsystem
NSS	Network Synchronisation System
NSS	Network Synchronisation Subsystem
OMC	Operation Maintenance and Control
PCS	Payload Control System
PDR	Preliminary Design Review
PLMN	Public Land Mobile Network
RF	Radio Frequency
RFS	Radio Frequency Subsystem
SCE	Signalling Channel Equipment
SCF	Satellite Control Facility
SNMP	Simple Network Management Protocol
SRR	Site Readiness Review
SRS	System Requirements Specification
SS7	ITU/CCITT Signalling System No. 7
TBC	To Be Confirmed
TCE	Traffic Channel Equipment
TCH	Traffic Channel
TCH/HRS	Traffic Channel/Half Rate Service
TCH/QBS	Traffic Channel/Quarter Basic Rate Service
TCL/TK	Tool Control Language/Toolkit
TRAU	Transcoding and Rate Adaptation Unit
TTCN	Tree and Tabulated Combined Notation
USSD	Unstructured Circuit Switched Data
UT	User Terminal
VAD	Voice Activity Detection
VLR	Visitor Location Register
Vocoder	voice encoder/decoder

	Ref:	INMARSAT GLOBALISED VOICE
Issue: Draft V2.8h
Date:
Page: 80 of 81
Inmarsat Globalised Voice Project		06-4318
Statement of Work

13	APPENDIX B – Schedule

	Ref:	INMARSAT GLOBALISED VOICE
Issue: Draft V2.8h
Date:
Page: 81 of 81
Inmarsat Globalised Voice Project		06-4318
Statement of Work

****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

06-4318

Exhibit B	System Requirements Specification

Refer to; GLOBALISED VOICE SERVICE INFRASTRUCTURE AND TECHNOLOGY Exhibit B—TECHNICAL, OPERATIONAL AND FUNCTIONAL SYSTEM REQUIREMENTS SPECIFICATION (SRS) V2.4

WITHHELD – 44 pages*

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

06-4318

Exhibit C	Party’s Copyrighted Materials and Licenses

To be populated

06-4318

Exhibit D	Foreground

To be populated

06-4318

Exhibit E	Payment Plan

Date **	Contract Milestone	%	Milestone Values ($)
EDC	Contract Start	****	****
EDC + ****	Sys Req Review	****	****
EDC ****	NCC Gateway Draft Spec	****	****
EDC + ****	Conduct PDR	****	****
EDC + ****	Place POs NCC Gateway #1	****	****
EDC + ****	NCC Gateway Draft Internal ICDs Complete	****	****
EDC + ****	NCC Gateway Final Internal ICDs Complete	****	****
EDC +****	FDR	****	****
EDC + ****	Place POs NCC Gateway #2	****	****
EDC + ****	Place POs NCC Gateway #3	****	****
EDC + ****	Site Acceptance 1	****	****
EDC + ****	Site Acceptance 2	****	****
EDC + ****	Site Acceptance 3	****	****

Total Base Contract Price

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

06-4318

Exhibit F	Key Personnel

Program Director:	****
Program Manager:	****
Technical Advisor:	****
Chief Engineer:	****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

06-4318

Exhibit G	Liquidated Damages

For every complete calendar day from the Contract scheduled Site Acceptance Test acceptance of Site #1 date (EDC + **** mos) (**** ) to the actual date that Site Acceptance test for site#1 is granted, liquidated damages shall accrue for up to **** days to a maximum of 5% of Contract Price on a pro-rata daily basis. The amount stated below shall be adjusted should the total Contract Price be modified.

Days Delay from Milestone 6 Schedule	Total Liquidated Damages Accrued
1	****
2	****
3	****
4	****
10	****
15	****
30	****
60	****
90	****

Table 2

Contract Price - $****

****% of Contract Price - $****

Daily liquidate damage (****% / **** days) - $****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

06-4318

Exhibit H	Schedule for Termination for Convenience

Termination for Convenience

	Cumulative Amount		Cumulative Amount
EDC + 1	*****	EDC + 20	*****
EDC + 2	*****	EDC + 21	*****
EDC + 3	*****	EDC + 22	*****
EDC + 4	*****	EDC + 23	*****
EDC + 5	*****	EDC + 24	*****
EDC + 6	*****	EDC + 25	*****
EDC + 7	*****	EDC + 26	*****
EDC + 8	*****	EDC + 27	*****
EDC + 9	*****	EDC + 28	*****
EDC + 10	*****	EDC + 29	*****
EDC + 11	*****	EDC + 30	*****
EDC + 12	*****	EDC + 31	*****
EDC + 13	*****	EDC + 32	*****
EDC + 14	*****	EDC + 33	*****
EDC + 15	*****	EDC + 34	*****
EDC + 16	*****	EDC + 35	*****
EDC + 17	*****	EDC + 36	*****
EDC + 18	*****	EDC + 37	*****
EDC + 19	*****	EDC + 38	*****

Cumulative Amounts are prior to deduction for milestone payments received to date

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

06-4318

Exhibit I	Options

Option Item No.	Quantity	Product Description	Option Exercise Latest Date	Price in U.S.$ (Then Yr $)			Delivery Date
1[1]	1 Lot	432 Channel Gateway Expansion	EDC+****mos	****.			8mos

2[2]	1 Lot	Time & Material Staff Augmentation for Pre-Commercialization	EDC + ****mos	Factory Rate: Principal Systems Engineer Staff Engineer	- -	$****. $****.	N/A
				On-Site Rate: Principal Systems Engineer Staff Engineer	- -	$**** (Short Term) $****. (Short Term)
				On-Site Rate: Principal Systems Engineer Staff Engineer	-	$ (****30 consecutive days) $ (****..>30 consecutive days)

3[3]	1 Lot	Monthly Maintenance Extension Rate	Final Acceptance of NCC-Gateway #3	Year 1 - $****./mo/GW Year 2 - $****./mo/GW Year 3 - $****./mo/GW			N/A

4	1 Lot	Core Network Upgrade	EDC+****mo	$****			At delivery of Hawaii and Fucino gateways

5	1	Reference Test Bed Switch	EDC+****mos	$****			See Note 4.

6[5,7,8]	1	Centralized NCC	****	$****			TBD at time of Option Exercise

7[5,6,7,8]	1	Additional Gateway(s)	**** ****	$**** $****			TBD at time of Opinion Exercise TBD at time of Option Exercise

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

06-4318

Notes:

1. Option price assumes (a) no additional spares, (b) no expansion of the core network or antenna/RF, (c) **** warranty on defects on material and workmanship only, and (d) no provision for parts obsolescence. Contractor will use reasonable efforts to alert Inmarsat in advance of any known parts obsolescence.

2. Man-day rate applies portal-to-portal. Minimum billing: 1-Man-day. Material (inc travel) shall be billed at actual plus ****% administrative handling fee. Unless authorized by Inmarsat, Contractor travel shall occur on normal workdays only.

3. Extended Warranty coverage applies to repair/replacement of hardware only. The rates quoted are valid only if the warranty is maintained continuously. Payment for such extended warranty shall be quarterly, in advance. Additional monthly warranty for the harmonization period which is the time period required to equalize the Warranty Period of the first two gateways delivered (currently estimated at **** months for Gateway 1 and **** month for Gateway 2) to the Warranty Period of the 3rd gateway are offered at year 1 price. The first additional year of warranty following the harmonization period is year 1 and as such, offered at year 1 price.

4. Title to the Reference Test Bed shall pass to Inmarsat upon receipt of full payment of such option. A payment plan shall be established between the Parties at time of option exercise. The following is indicative of the payment milestone plan expectations; the initial payment requirement will be similar to the system contact requirement with successive milestones leading to a final payment approximately month 10 of the contract to coincide with the completion of the installation of the test bed switch in the RTB. . At completion of the program the reference test bed shall be shipped, freight collect, to Inmarsat.

5. Option Price valid through 31 Dec 2008 after which price will be escalated in accordance with Article 33, Options.

6. Option Price varies for years 2007 and 2008 after which price will be escalated in accordance with Article 33, Options.

7. Options 6 and 7 must be exercised concurrently.

8. Effective 1 Jan 2009 the prices for these items shall be subject to re-negotiation.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

06-4318

Exhibit J:	Background Intellectual Property

Contractor’s BIP

1)	IPR in the NCC Gateways

A.	Contractor hereby grants Inmarsat a paid up, irrevocable, perpetual, world-wide nonexclusive, non-transferable, royalty-free license in respect of the inventions, patents, and other Intellectual Property Rights including trade secrets incorporated into the NCC-Gateway and Deliverable Documentation specific to the NCC-Gateway for use and maintenance of the NCC-Gateway or the provision ( whether by way of sale ,lease or otherwise ) of services through such NCC-Gateway whether this be by direct license from Contractor or by sub-license from Contractor’s suppliers or sub-contractors as set forth in Article 5, Delivery and which shall be identified in Exhibit C, Party’s Copyrighted Materials and Licenses hereto. The license granted under this section shall only be used for the Purpose under this Contract. Ownership and title to all inventions, patents and other Intellectual Property, including trade secrets, remain with the Contractor or Contractor’s suppliers or sub-contractors. Use of these Intellectual Property Rights by Inmarsat may be via third Parties under contract to Inmarsat as long as such Intellectual Property Rights are not used by a direct competitor of Contractor without the consent of Contractor (such consent not to be unreasonably withheld).

2)	IPR in the ACeS System Air Interface

A.	Contractor hereby extends the license granted to Inmarsat under the License Agreement executed by the Parties on 07 August 2006 (attached to this Contract as Exhibit H). The extended license shall only be used for the Purpose under this Contract. This Contract shall take precedent over the License Agreement with regard to any conflicts in terms between the documents.

3)	List of Contractor BIP to be supplied w/in 90-days EDC follows:

•	(TBD)

The Parties agree that this Exhibit is not all inclusive and may be updated from time to time. Both Parties warrant that further additions to this Exhibit shall not result in a claim for additional royalty, license or any other fee to the other unless such addition is required as a result of a Change Notice outside of the general scope of the contract.

Inmarsat’s BIP

•	TBD

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Exhibit K:	License Agreement signed 7 August 2006 between Inmarsat and Lockheed Martin

See attached license

06-4318

Exhibit L:	Inmarsat Provided Technical Documents

1) I-4 satellite payload performance parameters and specification Due: Final EDC + **** month

2) Inmarsat Global Resource Manager Interface Control Drawings Due: First Draft Provided, Second Draft EDC + 1 month, Final 1 month prior to PDR (no major mods)

3) Geoutility tools API, specification and binaries plus associated earth maps and spot-beam maps [details of the relationship between LM and third party suppliers e.g. SED systems, Europa Technologies are to be worked out once we put a contract/NDA in place] Due: Prelim EDC + **** months, Final **** month prior to PDR.

4) BGAN switch configuration details, wiring diagrams, facilities layouts and Data Transcript for Fucino and Hawaii Due: Design Related Documentation, First Draft **** month prior to PDR, Final **** month prior to FDR; Facilities Related Documents EDC + **** months

5) SMART switch configuration details, wiring diagrams, facilities layouts and Data Transcript for Subic Bay Due: Design Related Documentation, First Draft 1 month prior to PDR, Final 1 month prior to FDR; Facilities Related Documents EDC + 8 months

6) Configuration details for the Inmarsat SMSC Due: Final EDC + **** month

7) RFS ICD for Hawaii, Fucino and Subic Bay Due: First Draft **** month prior to PDR, Final **** month prior to FDR

8) INMS interfacing details Due: First Draft Provided, Final **** month prior to PDR

The Parties agree that this Exhibit is not all inclusive and may be updated from time to time.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

LICENSE AGREEMENT

This License Agreement (“Agreement”) is entered into this 7 day of Aug, 2006 between Lockheed Martin Corporation, a Maryland corporation acting by and through Lockheed Martin Integrated Systems & Solutions (“Lockheed”), with an office at 700 N. Frederick Avenue, Gaithersburg, Maryland 20879, and Inmarsat Global Limited (“Inmarsat”), a company organized and existing under the laws of England and Wales with registered company number 03675885 and having its registered office at 99 City Road, London, EC1Y1AX, United Kingdom (collectively referred to as the “Parties.”)

1.0	DEFINITIONS

In this Agreement, unless the context otherwise requires, the following definitions shall have the meanings listed below:

1.1	“ACeS System” shall mean the Garuda 1 Satellite located in geostationary orbit at 123 degrees East Longitude and related ground equipment and network control facilities enabling the Garuda 1 Satellite to receive, switch, amplify and transmit radio signals from and to (i) the ACeS User Terminals; and (ii) the Gateway Stations.

1.2	“ACeS System Air Interface” shall mean the radio waveform and interface protocols utilized for radio transmissions between the Garuda 1 Satellite and the ACeS User Terminals, and between the Garuda 1 Satellite and the Gateway Stations, and including any further modifications or enhancements thereof.

1.3	“ACeS User Terminals” shall mean the handheld, mobile and fixed radio transmitter/receivers used in the ACeS System at the Effective Date including, without limitation, the R-190, FR-190, FR-190G, M0Cat and G-Wave user terminals.

1.4	“Channel Unit” shall mean the portion of the Gateway Station which receives and demodulates radio transmissions relayed from the ACeS User Terminals via the Garuda 1 Satellite and modulates and transmits signals for relay via the Garuda 1 Satellite to the ACeS User Terminals.

1.5	“Collaboration” has the meaning given to it in Section 2.7 et seq.

1.6	“Effective Date” shall mean the date this Agreement is made, as written above.

1.7	“Gateway Station” shall mean the ground hardware for the ACeS System, consisting of a Channel Unit, gateway station controller, switch equipment, antenna and RF/IF equipment.

1.8	“Inmarsat Network” shall mean the network comprising one or more Inmarsat satellites, network control centre, satellite control facility, ground stations (including gateways or satellite access stations), terrestrial interconnections and interconnection nodes through which Inmarsat offers mobile satellite communications services.

1

1.9	“Interim Network” shall mean the upgrades of, and modifications to the Inmarsat Network as more particularly defined in the Service Continuity and Spectrum Access Agreement to be entered into between (1) Inmarsat Services limited and (2) AIL.

1.10	“Purpose” shall mean all such acts or things as are necessary for Inmarsat or its affiliates to (i) implement the Collaboration; (ii) deliver Service Continuity and (iii) enable Inmarsat to provide mobile satellite services substantially similar to the current ACeS services via the Interim Network.

1.11	“Intellectual Property Rights” shall mean all technologies, technical and other specifications, technical designs or solutions, drawings, circuit diagrams, descriptions, methods, formulae, test specifications, test procedures, test methods and results, software, database rights, trade secrets, know-how, inventions, patents, copyright, confidential information, mask work rights, registered and unregistered design rights, utility models and any other intellectual property rights, in each case whether registered or unregistered.

1.12	“Lockheed Intellectual Property Rights” shall mean the Intellectual Property Rights owned by Lockheed that are required or assist with the effective use of, enable compatibility with, or have general application to, the ACeS System Air Interface, as particularized in Schedule A hereto.

1.13	“Proprietary or Confidential Information” shall mean information that the owner desires to protect from unauthorized disclosure because the information can provide the owner with a business, technological, or economic advantage over its competitors, or which, if known or used in an unauthorized manner, might be detrimental to the owner’s interests. Proprietary or Confidential Information under this Agreement shall include at least existing and contemplated business, marketing and financial business information such as business plans and methods, marketing information, cost estimates, forecasts, financial data, cost or pricing data, bid and proposal information, customer identification, sources of supply, contemplated product lines, proposed business alliances, and information about customers and competitors existing and contemplated technical information and documentation pertaining to technology, know how, equipment, machines, devices and systems, computer hardware and software, compositions, formulas, products, processes, methods, designs, specifications, mask works, testing or evaluation procedures, manufacturing processes, production techniques, research and development activities, inventions, discoveries, improvements, and human resources and personnel information.

1.14	“Service Continuity” shall mean the back up, transition and operation of ACeS satellite communication services from the ACeS System to the Inmarsat Network as more particularly defined in the Service Continuity & Spectrum Access Agreement to be entered into between (1) Inmarsat Services Limited and (2) AIL.

1.15	“Use” shall include, without limitation, a right to copy, adapt, modify, develop, reconstruct, maintain and manufacture (including the manufacture of peripheral equipment incorporating an Intellectual Property Right where such right has been licensed for “use”).

2

2.0	BACKGROUND

2.1	Inmarsat operates a constellation of geostationary satellites that extend mobile phone, fax and data communications to nearly every part of the world through the services it offers to end users through its established chain of distribution partners and satellite communications service providers.

2.2.	ACeS International Limited (“AIL”), an exempted company organized and existing under the laws of Bermuda whose principal place of business is at Clarendon House, Ground Floor, 2 Church Street, Hamilton, PO Box 1022, Bermuda provides space segment capacity and the ACeS User Terminals to mobile satellite communications subscribers in Asia by means of an established retail distribution channel using a single satellite (the “Garuda 1 Satellite”) owned by AIL.

2.3.	PT. Asia Cellular Satellite (“PT ACeS”), a company organized and existing under the laws of the Republic of Indonesia whose principal place of business is at JI. Jaksa Agung R. Suprapto, Sekupang, Batam, Indonesia, a corporation owned and controlled by AIL (as to 95%), currently operates a satellite earth station at Batam (the “Batam Earth Station” or “BES”), which comprises a satellite control facility, network control centre and research and development, engineering and storage facilities, from which it provides satellite and network control services, general research and development and engineering services, and from where it conducts the development, testing, packaging and distribution of the ACeS User Terminals.

2.4.	Lockheed has entered into various agreements with AIL and PT ACeS for the manufacture and supply by Lockheed Martin of the Garuda 1 Satellite and certain components required to deliver satellite communications services to customers using the ACeS System (such components including, without limitation, system control equipment and a Gateway Station) and Lockheed owns various intellectual property rights associated with same, including Intellectual Property Rights in the ACeS System Air Interface.

2.5.	AIL has also entered into a number of agreements with **** for the procurement and supply of user terminals for use with the ACeS System and **** owns various intellectual property rights associated with the same including Intellectual Property Rights in the ACeS System Air Interface.

2.6	****, Lockheed Martin and PT ACeS entered into a 24 September 1996 Agreement (“1996 Agreement”) for the purpose of protecting their respective Intellectual Property Rights in the ACeS Satellite Air Interface while establishing the interface as the basis for future standards for geostationary mobile satellite systems.

2.7	Inmarsat, AIL and PT ACeS now wish to establish a broad-ranging commercial collaboration to mutually benefit from their respective capabilities and resources (“Collaboration”). Pursuant to the Collaboration, it is intended that the parties thereto shall pool their resources to develop powerful and novel product and service offerings in the Asian region, founded on their respective mobile satellite networks with (a) Inmarsat performing the role of satellite and network operator and wholesale product and services developer; and (b) AIL concentrating on the role of retail distributor of products and services.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

3

2.8	Inmarsat shall manage the respective ACeS and Inmarsat networks on an integrated basis and ensure Service Continuity whereby subscribers of services may be migrated off Garuda -1 to an Inmarsat satellite for any reason. The parties to the Collaboration shall also make all reasonable efforts to construct the Interim Network to enable Inmarsat to provide mobile satellite services substantially similar to the current ACeS services via Inmarsat’s 1-4 satellites and ground segment.

2.9	Although Lockheed and **** granted a license to PT ACeS via the 1996 Agreement (the benefit of which was later assigned to AIL) to use their respective Intellectual Property Rights in the ACeS System Air Interface, the agreement does not grant AIL the right to sublicense such rights to third parties. However, since Inmarsat shall assume responsibility for network operations pursuant to the Collaboration, Inmarsat requires a license to use the ACeS System Air Interface owned by Lockheed and ****.

2.9	Accordingly, Inmarsat desires, and Lockheed agrees to grant to Inmarsat, a license to use its respective Intellectual Property Rights in the ACeS System Air Interface on the terms and conditions set forth in this Agreement.

3.0.	LICENSE GRANT

3.1	Lockheed grants to Inmarsat and its affiliates from the Effective Date of this Agreement a non-exclusive, royalty-free, irrevocable, worldwide right and license to use the Lockheed Intellectual Property Rights in the ACeS System Air Interface only for the Purpose. Such right and license shall include the right to grant sub-licenses if prior written consent if provided by Lockheed.

3.2	Lockheed’s Intellectual Property Rights in the ACeS System Air Interface shall not be transferred, bailed, or used by Inmarsat outside the scope of this Agreement without first obtaining written consent from Lockheed.

3.3	Inmarsat agrees that it will abide by all U.S. export control laws, rules and regulations of the United States Government related to the ACeS System Air Interface, including without limitation, the International Traffic in Arms Regulations of the U.S. Department of State and the Export Control Act of the U.S. Department of Commerce.

3.4	All Confidential Information disclosed to Inmarsat by Lockheed related to Lockheed’s Intellectual Property Rights shall include an appropriate legend identifying it as confidential or proprietary. Confidential Information shall only be disclosed under a properly executed Proprietary Information Agreement. Inmarsat agrees to limit disclosure of Lockheed’s Confidential Information (if provided) within its own organization to its employees or another party with the Lockheed’s prior written consent, who have a need to know to accomplish the Purpose of this Agreement. Inmarsat shall use the same care and discretion as it uses with its own Confidential Information, but no less than reasonable care, to avoid disclosure, publication, or dissemination of Confidential Information.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

4

3.5	No rights in ownership of Lockheed’s Intellectual Property Rights in the ACeS System Air Interface are hereby transferred to Inmarsat. Inmarsat acknowledges that this Agreement extends only to the right to use Lockheed’s Intellectual Property Rights in the ACeS System Air Interface under the terms and conditions of this Agreement for the Purpose, and that Inmarsat acquires no other right or interest of any kind therein, including no licensing rights to use **** intellectual property rights in the ACeS System Air Interface.

3.6	Inmarsat agrees to grant Lockheed a non-exclusive, royalty-free, irrevocable, worldwide right and license to use any improvements, enhancements or modifications made to Lockheed’s underlying Intellectual Property Rights in the ACeS Satellite Air Interface.

3.7	If the Collaboration is dissolved and the Purpose no longer exists, then the licensing rights granted by Lockheed shall terminate, unless Lockheed agrees to extend or modify the rights granted to Inmarsat under this Agreement. The license grant shall also terminate if a Collaboration agreement is not consummated by December 31, 2006. If the licensing rights are terminated, then Inmarsat shall return or destroy all items owned by Lockheed in connection with Lockheed Intellectual Property Rights, and certify in writing that such items have been returned or destroyed.

4.0	DISCLAIMER OF WARRANTIES

Lockheed provides no warranties under this Agreement. Nothing in the Agreement shall be construed as a warranty, representation, assurance, guarantee or inducement with respect to the content or accuracy of the ACeS System Air Interface. Use of the ACeS System Air Interface is at the risk of Inmarsat. The disclaimer of warranties extends to all accompanying materials.

5.0	LIMITATION OF LIABILITY

Save in respect of willful misconduct or negligence by a Party, neither Party will be liable to each other for any loss or damages arising out of the use or practice of the ACeS System Air Interface, or caused by the failure of the ACeS System Air Interface, including direct, indirect, special, incidental, punitive, consequential damages or loss of profits, whether based on contract, tort or any other legal theory, resulting from any use of the ACeS System Air Interface.

6.0	GENERAL

6.1	Any reference in this Agreement to “writing” or related expressions includes a reference to written correspondence sent by pre-paid post, as well as correspondence sent by facsimile transmission and electronic mail.

6.2	The headings in this Agreement are for convenience only and shall not affect its interpretation.

6.3	This Agreement constitutes a legal, valid and binding obligation upon it in accordance with its terms and is executed by its duly authorized representative.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

5

6.4	This Agreement constitutes the entire agreement between the Parties in relation to the subject matter herein and supersedes any prior oral or written agreements between them. Any modification of this Agreement (including modifications to Schedule A) shall be effective only if agreed in writing and signed by an authorized representative of each of the Parties.

6.5	No failure or delay to enforce any provision of this Agreement shall be construed as a waiver thereof, or as a waiver of any other provision contained herein.

6.6	If any provision of this Agreement is held to be illegal or unenforceable, the validity and enforceability of the remainder of this Agreement shall not be affected by that illegality or unenforceability.

6.7	No Party shall describe itself or hold itself out as an agent of any of the other Parties and nothing in this Agreement shall be construed as creating the right in one Party to represent, bind or purport to represent or bind another in contract or otherwise, except as expressly permitted under the terms of this Agreement or otherwise by written agreement between the Parties.

6.8	No public announcement or disclosure may be made by any Party concerning this Agreement without the prior written approval of each of the other Parties.

6.9	This Agreement may be executed in counterparts, each of which shall be deemed an original.

6.10	This Agreement shall no be assigned by any party without the other Party’s prior written consent, which shall not be unreasonably withheld.

6.11	Any correspondence, including notices to be provided by either Party under this Agreement, shall be sent to the points of contact below:

Exclusive Points of Contact

Lockheed Martin Integrated Systems & Solutions		Inmarsat Global Limited:
Address:	P.O. Box 8048 Philadelphia, P.A 19101	Address:	c/o Inmarsat Global Limited 99 City Road, London EClY lAX
Attn.:	****	Attn.:	****
Telephone:	****	Telephone:	****
Fax:	****	Fax:	****

7.0	GOVERNING LAW AND DISPUTE RESOLUTION

7.1	The construction, validity and performance of this Agreement shall be governed in all respects by English law and dispute or difference of any kind whatever arising under, out of, or in connection with this Agreement shall be subject to the exclusive jurisdiction of the English courts.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

6

06-4318

7.2	Notwithstanding the above, any Party may seek injunctive relief in any court of competent jurisdiction.

Signed by the Parties [or their duly authorized representatives]

Signed by	)
duly authorized for and	)
on behalf of Inmarsat Global Limited	)	/s/ ****
	)	****

Signed by	)
duly authorized for and	)
on behalf of	)	/s/ ****
Lockheed Martin Corporation	)	****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

SCHEDULE A

Lockheed Martin Intellectual Property Rights

8